SCHEDULE 14A

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
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☐	Soliciting Material under sec.240.14a-12

F.N.B. CORPORATION

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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March 31, 2008

Dear Shareholder:

It is a pleasure to invite you to attend our 2008 Annual Meeting of Shareholders of F.N.B. Corporation. The meeting will be held at 3:30 p.m., Eastern Daylight Time, on Wednesday, May 14, 2008, at the F.N.B. Technology Center Board Room located at 4140 East State Street, Hermitage, Pennsylvania 16148.

At the meeting, you will be asked to consider and vote upon the following: (i) election of directors; and (ii) ratification of the appointment of an independent registered public accounting firm.

Your vote is important regardless of how many shares of stock you own. If you hold stock in more than one account or name, you will receive a proxy card for each.

Whether or not you plan to attend our Annual Meeting, please complete, sign, date and promptly return the enclosed proxy card in the postage-paid envelope we have provided to insure that your shares are represented at our Annual Meeting. Alternatively, you may vote via the Internet or by telephone by following the instructions on your proxy card. By voting now you will assure that your vote is counted even if you are unable to attend the Annual Meeting.

Please indicate on the card whether you plan to attend our Annual Meeting. If you attend our Annual Meeting and wish to vote in person, you may withdraw your proxy at that time.

As always, our directors, management and staff thank you for your continued interest in and support of F.N.B. Corporation.

Stephen J. Gurgovits
Chairman and Chief Executive Officer

March 31, 2008

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given that the 2008 Annual Meeting of Shareholders of F.N.B. Corporation (“Corporation”) will be held at 3:30 p.m., Eastern Daylight Time, on Wednesday, May 14, 2008, at the F.N.B. Technology Center Board Room located at 4140 East State Street, Hermitage, Pennsylvania 16148. At our Annual Meeting, our shareholders will vote on the following matters:

1.	Election of eight (8) nominees to serve as directors, five nominees to serve as Class I directors with terms expiring at the 2011 Annual Meeting of Shareholders, two (2) nominees to serve as Class II directors with terms expiring at the 2009 Annual Meeting of Shareholders, and one (1) nominee to serve as a Class III director with a term expiring at the 2010 Annual Meeting of Shareholders, in each case until their successors are duly elected and qualified;

2.	Ratification of the appointment of Ernst & Young LLP as the Corporation’s independent registered public accounting firm for 2008; and

3.	Consideration of other matters that properly come before our Annual Meeting and any adjournment, postponement or continuation of our Annual Meeting.

Only shareholders of record as of the close of business on March 5, 2008, are entitled to notice of and to vote at our Annual Meeting.

It is important that your shares be represented and voted at our Annual Meeting, whether you own a few shares or many. Please complete, sign, date and return the enclosed proxy card in the envelope provided or vote via the Internet or telephone, whether or not you expect to attend our Annual Meeting in person.

BY ORDER OF THE BOARD OF DIRECTORS,

David B. Mogle, Corporate Secretary

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL SHAREHOLDER MEETING TO BE HELD ON MAY 14, 2008.

THE F.N.B. CORPORTION PROXY STATEMENT AND 2007 ANNUAL REPORT TO SHAREHOLDERS ARE AVAILABLE AT http://www.fnbcorporation.com/corpdata/annualreports2007/proxystatement2008.html

TABLE OF CONTENTS

Proxy Statement Information	1
About Our Annual Meeting	1
Voting	1
Proposal 1. Election of Directors	5
Information Concerning Directors and Executive Officers	7
Section 16(b) Beneficial Ownership Reporting Compliance	10
Security Ownership of Certain Beneficial Owners	10
Corporate Governance	11
Director Independence	12
Director Independence Determinations	14
Executive Sessions of the Board of Directors	15
Our Board of Directors and its Committees	15
Board of Directors	15
Lead Independent Director	15
Executive Committee	16
Audit Committee	16
Nominating and Corporate Governance Committee	16
Risk Committee	17
Compensation Committee	17
Authority and Responsibilities	17
Delegation	18
Consultants	18
Compensation Committee Report	18
Executive Compensation and Other Proxy Disclosure	19
Compensation Discussion and Analysis	19
Objectives	19
Elements of Compensation	19
Tax and Accounting Treatment of Compensation	25
Summary Compensation Table	26
Other Compensation Table	27
Perquisites Table	28
Grants of Plan-Based Awards	30
Outstanding Equity Awards at Fiscal Year-End	31
2007 Option Exercises and Stock Vested	32
Pension Benefits	33

Retirement Income Plan	33
ERISA Excess Retirement Plan	34
Basic Retirement Plan	34
2007 Non-Qualified Deferred Compensation	35
Potential Payments Upon Termination or Change in Control (Gurgovits)	37
Potential Payments Upon Termination or Change in Control (Lilly)	39
Potential Payments Upon Termination or Change in Control (Roberts)	41
Potential Payments Upon Termination or Change in Control (Calabrese)	42
Potential Payments Upon Termination or Change in Control (Mogle)	43
2007 Director Compensation	46
Director Compensation-Other Compensation	47
Executive Directors	47
Annual Board/Committee Retainer Fees	47
Committee Chair Fees	48
Annual Grant of Stock Awards	48
Proposal 2. Proposal to Ratify the Appointment of Independent Registered Public Accounting Firm of Ernst & Young LLP	48
Report of Audit Committee	49
Audit and Non-Audit Fees	50
Audit and Non Audit Services Pre-Approval Policy	50
Related Person Transactions	51
Communications with the F.N.B. Board	52
Shareholder Proposals	52
Other Matters	53
Electronic Delivery of Proxy Materials	53
Miscellaneous	54

March 31, 2008

One F.N.B. Boulevard
Hermitage, PA 16148

PROXY STATEMENT

This proxy statement contains information relating to the 2008 Annual Meeting of Shareholders (“Annual Meeting”) of F.N.B. Corporation to be held on Wednesday, May 14, 2008, beginning at 3:30 p.m., Eastern Daylight Time, at the F.N.B. Technology Center Board Room located at 4140 East State Street, Hermitage, Pennsylvania 16148, and at any adjournment, postponement or continuation of the Annual Meeting. This proxy statement and the accompanying proxy are first being mailed to shareholders on or about March 31, 2008. Unless the context indicates otherwise, all references in this proxy statement to “we,” “us,” “our,” “F.N.B.,” “Company” or the “Corporation” mean F.N.B. Corporation and its affiliates and subsidiaries, First National Bank of Pennsylvania (also referred to as “FNBPA”), First National Trust Company, First National Investment Services Company, LLC, F.N.B. Investment Advisors, Inc., First National Insurance Agency, LLC, Regency Finance Company and F.N.B. Capital Corporation, LLC.

ABOUT OUR ANNUAL MEETING

What is the purpose of our Annual Meeting?

There are two proposals that will be presented for your consideration and vote at our Annual Meeting:

•	The election of five Class I directors, the election of two Class II directors and the election of one Class III director; and

•	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2008.

Other business may be addressed at the meeting if it properly comes before the meeting. However, we are not aware of any such other business.

VOTING

Who is entitled to vote at our meeting?

Our Board of Directors has set March 5, 2008, as the record date for the Annual Meeting. Only F.N.B. shareholders of record at the close of business on the record date, March 5, 2008, are entitled to receive notice of and to vote at our Annual Meeting and any adjournment, postponement or continuation of our Annual Meeting. F.N.B. shareholders who plan to attend the Annual Meeting may obtain driving directions to the meeting location by contacting our investor relations representative, Jennifer DeFazio at (724) 981-6000.

What are the voting rights of our shareholders?

The only class of securities that is outstanding and entitled to vote at the Annual Meeting is common stock of the Corporation. As of the March 5, 2008 record date, 60,609,702 shares of Company common stock were outstanding, each of which is entitled to one vote with respect to each matter to be voted on at our Annual Meeting.

How do I vote?

You can vote either in person at the Annual Meeting or by proxy whether or not you attend the Annual Meeting. Our Board of Directors is asking for your proxy. When you or your authorized attorney-in-fact gives us your proxy, you authorize us to vote your F.N.B. stock in the manner you specify on your proxy card. Giving a proxy allows your shares to be voted at the Annual Meeting even if you do not attend the meeting in person. If your shares are in an account at a bank or securities broker (that is, in “street name”), you will receive an instruction card and information about how to give voting instructions.

If you hold your shares directly, to vote by proxy you must do one of the following:

•	Complete, sign, date and return the enclosed proxy card in the envelope provided; the envelope requires no postage if mailed in the United States.

•	Vote by Internet. Instructions are provided on your proxy card. Our Internet voting system has been designed to provide security for the voting process and to confirm that your vote has been recorded accurately. If you vote by Internet, you may incur costs associated with electronic access, such as usage charges from Internet service providers and telephone companies.

•	Vote by telephone using the instructions on your proxy card.

•	If you are a registered shareholder and attend our Annual Meeting, you may deliver your completed proxy card in person or request a voting ballot at the meeting. Even if you returned a proxy before the Annual Meeting, you may withdraw it and vote in person.

If you want to vote in person at the Annual Meeting and you hold your F.N.B. shares in an account at a bank or brokerage firm, you will need to obtain a signed proxy card from the brokerage firm or the bank that holds your F.N.B. stock. If your F.N.B. stock is registered in the name of a bank or brokerage firm, you also may be eligible to vote your shares electronically over the internet or by telephone. Many banks and brokerage firms participate in the ADP Investor Communication Services online program. This program provides eligible shareholders who receive a paper copy of this joint proxy statement/prospectus the opportunity to vote via the internet or by telephone. If your bank or brokerage firm is participating in ADP’s program, your proxy card will provide the instructions. If your proxy card does not reference internet or telephone information, please complete and return the proxy card in the enclosed self-addressed, postage paid envelope.

Shareholders voting by means of the Internet or telephone, as we provided above, have been authorized by the Company Board and complies with Florida law regarding proxies granted by means of electronic transmission. Shareholders voting in that manner will be treated as having transmitted a properly authenticated proxy for voting purposes.

Who can attend our Annual Meeting?

All shareholders as of the close of business on March 5, 2008 (the record date), or their duly appointed proxies, may attend our Annual Meeting. Even if you currently plan to attend our Annual Meeting, we recommend that you vote by either mailing us your completed proxy card or by submitting your vote via the Internet or telephone as described above so that your vote will be counted at the meeting if you later decide not to attend our Annual Meeting.

If you hold your shares in “street name,” you will need to bring a copy of a brokerage statement reflecting your ownership of Company stock as of March 5, 2008, and check in at the registration desk at our Annual Meeting.

What constitutes a quorum?

The presence at our Annual Meeting, in person or by proxy, of the holders of a majority of our outstanding shares of common stock on the record date (see discussion under the question, “What are the voting rights of our shareholders?”) will constitute a quorum, permitting the conduct of business at our Annual Meeting. If you return a properly completed proxy card or vote in person at our Annual Meeting, you will be considered present for purposes of establishing a quorum. Proxies received, but marked as abstentions, and broker “non-votes,” will be included in the calculation of the number of shares considered to be present for purposes of determining a quorum.

May I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Corporate Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be revoked if you attend our Annual Meeting in person and request that your proxy be revoked. If your proxy is not properly revoked, we will vote your shares as indicated by your most recent valid proxy.

How do I vote if my F.N.B. shares are held in “street name”?

If you hold your F.N.B. shares in “street name” in an account at a bank or brokerage firm, we generally cannot mail our proxy materials directly to you. Instead, your bank or brokerage firm will forward our proxy materials to you and tell you how to give them voting instructions for your F.N.B. shares.

New York Stock Exchange (“NYSE”) rules allow banks, brokers or other nominees to vote shares held by them for a customer on matters that the NYSE determines to be routine, even though the bank, broker or other nominee has not received voting instructions from the customer. A broker “non-vote” occurs when a bank, broker or other nominee has not received voting instructions from the customer and the bank, broker or nominee cannot vote the customer’s shares because the matter is not considered routine under NYSE rules.

What if I fail to instruct my broker?

Under the NYSE rules, banks, brokers and other nominees are permitted to vote shares of the Company common stock that they hold for the benefit of another person, without specific instructions from that person with respect to various matters that the NYSE has determined to be routine (including the election of directors and the ratification of the selection of the independent registered public accounting firm). Therefore, if your shares are held by a broker and you do not give your broker instructions on how to vote your shares, your broker may vote your shares with respect to Proposal 1 and Proposal 2 as it may determine.

How do I vote my 401(k) Plan shares?

If you participate in the F.N.B. Corporation Progress Savings 401(k) Plan (“401(k) Plan”), you may vote the number of shares of common stock credited to your account as of the record date. You may vote by instructing First National Trust Company, the trustee of our 401(k) Plan, pursuant to the proxy card being mailed with this proxy statement to plan participants. The trustee will vote your shares in accordance with your duly executed proxy card, provided that it is received by 3:00 a.m., Eastern Daylight Time on Friday, May 9, 2008.

If you do not send your proxy card, your shares credited to your 401(k) Plan account will be voted by the trustee in the same proportion that it votes the shares for which it did receive timely proxy cards.

You may also revoke a previously given proxy card until 3:00 a.m., Eastern Daylight Time on Friday, May 9, 2008, by filing with the trustee either a written notice of revocation or a properly completed and signed proxy card bearing a later date.

What vote is required to approve each matter?

Action by the shareholders on each of the proposals presented at our Annual Meeting requires the presence of a quorum at the Annual Meeting, in person or by proxy (see discussion under the question, “What constitutes a quorum?”).

Directors are elected by a plurality of the votes cast in person or by proxy at our Annual Meeting. “Plurality” means that the nominees receiving the largest number of votes cast are elected as directors, up to the maximum number of directors to be elected at our Annual Meeting for each director Class. Shares cannot be voted for a greater number of persons than the number of directors to be elected in each director Class. At our Annual Meeting, the maximum number of directors to be elected shall be five (5) in director Class  I, two (2) in director Class II and one (1) in director Class III. Shares marked “ABSTAIN” on your proxy card will have no impact on the election of directors. Unless a properly executed proxy card is marked “WITHHOLD” authority as to any or all nominees, the proxy given will be voted “FOR” each of the Corporation’s nominees for director.

The affirmative vote of a majority of the votes cast on Proposal 2 at the Annual Meeting, whether in person or by proxy, is required for approval of Proposal 2. For purposes of the vote on Proposal 2, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

Unless you hold your shares in “street name” in an account at a bank or broker if you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of our Board with respect to Proposal 1 and Proposal 2 (see discussion under the question, “What are our Board’s recommendations?”).

What are our Board’s recommendations?

Our Board of Directors recommends a “FOR” vote on the following proposals to be considered at our Annual Meeting:

•	the elections of Messrs. Ekker, Mortensen, Wahl and Martz, and Ms. Hickton, as Class I directors, the election of Messrs. Gingerich and New as Class II directors and the election of Mr. Sheetz as a Class III director; and

•	the ratification of the selection of Ernst & Young, LLP as the independent registered public accounting firm for the Company for 2008.

Who will pay the costs of soliciting proxies on behalf of the Corporation?

We are making this solicitation and will pay the cost of soliciting proxies for the Annual Meeting, including the expenses of preparing and mailing this proxy statement. In addition to mailing these proxy materials, the solicitation of proxies or votes may be made in person or by telephone, e-mail or telegram by our regular officers and employees, none of whom will receive special compensation for such services. Upon request, we will also reimburse brokers, nominees, fiduciaries and custodians and persons holding shares in their names or in the names of nominees for their reasonable expenses in sending proxies and proxy material to beneficial owners.

How can I be admitted to the meeting?

The proxy card you received allows you to indicate whether you plan to attend our Annual Meeting. When you arrive at the meeting, you will be asked to register inside the entry way to the F.N.B. Technology Center Building. If you hold your F.N.B. shares in “street name” at an account at a bank or broker, your name will not appear on our shareholder list. In such instance, please bring an account statement or a letter from your broker showing your F.N.B. shareholdings as of the March 5, 2008, record date, and present that documentation at the meeting registration desk in order to be permitted to attend our Annual Meeting.

Everyone who attends our Annual Meeting must abide by the rules for the conduct of the meeting.

Who can answer my questions?

Should you have questions concerning these proxy materials or the Annual Meeting, or otherwise wish to request additional copies of this proxy statement or proxy card, you may call David B. Mogle who is F.N.B.’s Corporate Secretary at (724) 981-6000.

How can I avoid receiving more than one set of proxy materials in future years?

If two or more F.N.B. shareholders live in your household, you may have received more than one set of our proxy materials. This may also happen if you maintain more than one shareholder account on the books of our transfer agent. We have made a delivery method for proxy materials called “householding” available to our shareholders. If you consent to “householding,” only one annual report and one proxy statement will be delivered to your address; however, a separate proxy card will be delivered for each account. Please refer to the section titled, “Other Matters” at the end of this proxy statement for more information regarding “householding”.

How can I find out the voting results of our Annual Meeting?

The preliminary voting results will be announced at our Annual Meeting. The final voting results will be published in our quarterly report on Form 10-Q for the second quarter of 2008.

Proposal 1. Election of Directors

General Information Regarding Director Nominees

The Bylaws of the Corporation provide that the Board of Directors shall consist of not fewer than five (5) nor more than twenty-five (25) persons, the exact number to be determined from time to time by the Board. As of the Corporation’s last annual meeting on May 14, 2007, the number of directors was fixed by the Board at twelve (12), which number has subsequently been increased as follows:

•	On December 29, 2007, the Board appointed F.N.B. President and Chief Executive Officer-elect, Robert V. New, Jr. to our Board, with the appointment effective January 16, 2008; and

•	Also on January 16, 2008, pursuant to the terms of an Agreement and Plan of Merger (“Agreement”) between Omega Financial Corporation (“Omega”) and F.N.B., the Board appointed each of the following directors of Omega to the F.N.B. Board effective upon consummation of the merger transaction contemplated by the Agreement (“F.N.B.-Omega Merger”), which is anticipated to occur on April 1, 2008: Messrs. Phillip E. Gingerich, D. Stephen Martz, and Stanton R. Sheetz.

Thus, upon the consummation of the F.N.B.-Omega Merger, the size of the Board shall increase from thirteen (13) to sixteen (16) directors.

The Bylaws of the Corporation provide for classification of the directors into three classes with the term of office of the directors of each class to expire at the third annual meeting after their election. The Bylaws (and applicable Florida law) further require that each of the three classes “consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors.” For the purposes of maintaining the director Classes as nearly equal as possible in accordance with these requirements, Mr. New was appointed as a Class II Director effective January 16, 2008; and upon the effectiveness of the F.N.B.-Omega Merger, Mr. Martz will be appointed as a Class I Director, Mr. Gingerich will be appointed as a Class II Director, and Mr. Sheetz will be appointed as a Class III Director.

As required by Florida law and the Corporation’s bylaws, each director appointed after our last annual meeting will stand for election to their respective Class of Directors at our 2008 Annual Meeting. Accordingly, Mr. New is nominated for election at the Annual Meeting as a Class II Director to serve until the Class II directors’ terms expire in 2009; and assuming the consummation of the F.N.B.-Omega Merger prior to our 2008 Annual Meeting, Mr. Martz is nominated for election at the Annual Meeting as a Class I Director to serve until the Class I directors’ terms expire in 2011; Mr. Gingerich is nominated for election at the Annual Meeting as a Class II Director to serve until the Class II directors’ terms expire in 2009; and Mr. Sheetz is nominated for election at the Annual Meeting as a Class III Director to serve until the Class III directors’ terms expire in 2010. If the F.N.B.-Omega Merger has not been consummated prior to our 2008 Annual Meeting, then none of Messrs. Martz, Gingerich, or Sheetz will be nominated for election as a director at such meeting.

Additionally, the following Class I directors, whose terms expire at our Annual Meeting, have also been nominated by the Board of Directors for re-election at our Annual Meeting, to continue to serve as Class I directors until the 2011 Annual Meeting and until their successors are elected: Henry M. Ekker, Dawne S. Hickton, Peter Motensen and Earl K. Wahl, Jr.

Each director shall hold office for the term for which he/she is elected and thereafter until his/her successor is duly elected and qualified or until his/her earlier death, retirement, resignation or removal.

Directors are elected by a plurality of the votes cast at our Annual Meeting. This means that the five (5) persons properly nominated for election to director Class I receiving the highest number of “FOR” votes cast by the holders of our common stock for election as Class I directors will be elected. Likewise, the two persons properly nominated for election to director Class II and the person nominated for election to director Class I receiving the highest number of “FOR” votes cast by the holders of our common stock shall be elected to these director Classes. Relevant biographical information concerning the director nominees and other Company directors is described under the caption titled “Information Concerning Directors and Executive Officers” of this proxy statement.

THE BOARD RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES IDENTIFIED IN THE ABOVE DISCUSSION FOR ELECTION AS DIRECTORS (ITEM 1 ON THE PROXY CARD).

Each of the director nominees has consented to being named in this proxy statement and to serve if elected. In the event one or more of the director nominees is unable or unwilling to serve as a director for any reason (the Corporation knows of no such reason other than the F.N.B.-Omega Merger has not yet been consummated and Messrs. Gingerich, Martz and Sheetz have, as a result, not previously been appointed to the F.N.B. Board), or should any nominee be unavailable for election by reason of death or other unexpected occurrence, the enclosed proxy, to the extent permitted by applicable law, may be voted by us with discretionary authority in connection with the nomination by the Board and the election of any substitute nominee. In addition, the Board may reduce the number of directors to be elected at the meeting.

Proxies, unless indicated to the contrary, will be voted “FOR” the election of Messrs. Ekker, Mortensen, Wahl and Martz, and Ms. Hickton, as Class I directors of the Company with terms expiring at the 2011 Annual Meeting, and “FOR” the election of Messrs. New and Gingerich as Class II directors of the Company with terms expiring at the 2009 Annual Meeting, and “FOR” the election of Mr. Sheetz as a Class III director of the Company with a term expiring at the 2010 Annual Meeting.

INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

Listed in the table below are the names of the eight nominees to serve as directors, the eight incumbent directors who will be continuing in office following the Annual Meeting, and each executive officer named in the Summary Compensation Table of this proxy statement, together with: their principal occupations/business experience during the past five years; any family relationship between the officers, directors and nominees; any other current directorships they hold with publicly held companies; their ages; the year in which each director was first elected a director of the Company and the expiration of his/her term; and the amount and percentage of Company common stock which each executive officer or director or nominee owns and the amount owned by all of our executive officers, directors and nominees as a group as of March 5, 2008:

Directors and Executive Officers

					Amount and
					Nature of
			Expiration of		Beneficial
Name and			Term of Office		Ownership of
Principal Occupation		Director	as Director		Common Stock		Percent
(during past 5 years)	Age	Since	(a)		(b)(c)		(d)

Peter Mortensen◆	72	1974	2008		207,775
Chairman of the Corporation from 1988 to 2007; CEO of the Corporation 1988-2000; Chairman of the Corporation’s subsidiary, FNBPA 1988-2004; and Chairman of the Corporation’s Executive Committee from 1996 to 2007

Stephen J. Gurgovits*	64	1981	2010		475,000	(e)
Chairman of the Corporation since December 31, 2007; CEO of the Corporation from 2004 to present; President of the Corporation from January 2004 to January 2008; Vice Chairman of the Corporation 1998 to 2003; Chairman of FNBPA since 2004; and President and CEO of FNBPA 1988 to 2004

William B. Campbell	69	1975	2010		77,223	(f)
Retired Businessman
Henry M. Ekker◆	69	1994	2008		34,529
Partner of Ekker, Kuster, McConnell & Epstein, LLP, Hermitage, Pennsylvania (law firm)
Philip E. Gingerich◆#	70	2008	2009	◆◆	125,364	(j)
Director of Omega (bank holding company) from 1994 to 2008; and Retired Real Estate Appraiser and Consultant
Robert B. Goldstein	67	2003	2009		84,200
Principal of CapGen Financial Advisors LLC, New York, New York, since 2007 (fund manager); and Chairman of the Board and Chief Executive Officer of Bay View Corp from 2001 to 2006 (financial services)

					Amount and
					Nature of
			Expiration of		Beneficial
Name and			Term of Office		Ownership of
Principal Occupation		Director	as Director		Common Stock		Percent
(during past 5 years)	Age	Since	(a)		(b)(c)		(d)

Dawne S. Hickton◆	50	2006	2008		5,135
Vice Chairman and CEO of RTI International Metals, Inc. (“RTI”), (titanium company) Niles, Ohio, since April 2007; Senior Vice President-Administration, Chief Administrative Officer, General Counsel and Corporate Secretary of RTI from 2005 to 2007; and Vice President and General Counsel of RTI from 1997 to 2005

David J. Malone	53	2005	2009		23,857	(g)
President and CEO of Gateway Financial, Pittsburgh, Pennsylvania (financial services) since 2004; Vice President and CFO of Gateway Financial from 1997 to 2004
D. Stephen Martz◆#	65	2008	2011	◆◆	116,317	(j)
Director of Omega, (bank holding company) from 1994 to 2008; Business Development Officer with Omega from 2002 to 2004; and President and Chief Operating Officer of Omega from 1994 to 2002
Robert V. New, Jr.◆	56	2008	2009	◆◆	17,253
President and CEO of the Corporation since 2008; President and CEO of Green Bank, Houston, Texas, from 2006 to 2008; President and CEO of New Consulting Group, Inc. (financial institution consultant), 2005 to 2007; Executive Vice President of Hibernia National Bank, New Orleans, Louisiana, from 2004 to 2005; and Chief Banking Officer of Coastal Banc, Houston, Texas from 2001 to 2004

Harry F. Radcliffe	57	2002	2010		126,135	(h)
Investment Manager
Arthur J. Rooney, II	55	2006	2009		8,515
President, Pittsburgh Steelers Sports, Inc., Pittsburgh, Pennsylvania (professional sports franchise); Of Counsel to Buchanan, Ingersoll & Rooney, Pittsburgh, Pennsylvania since 2006 (law firm); and shareholder of Klett, Rooney, Lieber & Schorling, Pittsburgh, Pennsylvania from 1988 to 2006 (law firm)

John W. Rose	58	2003	2010		118,686	(i)
Principal of CapGen Financial Advisors LLC, New York, New York, since 2007 (fund manager); and President of McAllen Capital Partners, Inc., Hermitage, Pennsylvania since 1991 (investment management)

					Amount and
					Nature of
			Expiration of		Beneficial
Name and			Term of Office		Ownership of
Principal Occupation		Director	as Director		Common Stock		Percent
(during past 5 years)	Age	Since	(a)		(b)(c)		(d)

Stanton R. Sheetz◆#	52	2008	2010	◆◆	16,052	(j)
CEO of Sheetz, Inc. (“Sheetz”), 1995 to present (owns chain of convenience stores in Mid-Atlantic states); Director of Sheetz from 1981 to present; Director of Omega (bank holding company) from 1994 to 2008; Director of Quaker Steak and Lube Restaurant, Inc. from 2005 to present

William J. Strimbu	47	1995	2009		58,530
President, Nick Strimbu, Inc., Brookfield, Ohio, since 1994 (common carrier)
Earl K. Wahl, Jr.◆	67	2002	2008		37,932
Owner, J.E.D. Corporation, Somerset, Pennsylvania (environmental consulting)
Gary J. Roberts*	58	N/A	N/A		113,580
President and CEO of FNBPA since 2004; Sr. Executive VP and COO of FNBPA from 2003 to 2004; and Sr. Executive VP of FNBPA from 2002 to 2003
Brian F. Lilly*	50	N/A	N/A		40,917
CFO of the Corporation since January 2004; Chief Administrative Officer of FNBPA since 2003; and CFO of Billingzone, LLC, Pittsburgh, Pennsylvania, from 2000 to 2003
David B. Mogle*	58	N/A	N/A		40,025
Corporate Secretary of the Corporation since 1994; Treasurer of the Corporation from 1986 to 2004; Secretary and Senior Vice President of FNBPA since 1994, Treasurer of FNBPA from 1999 to 2004
Vincent J. Calabrese*	45	N/A	N/A		5,763
Corporate Controller of the Corporation since 2007; and Senior Vice President, Controller and Chief Accounting Officer of Peoples Bank, Connecticut from 2003 to 2007
All Directors and Executive Officers as a Group (22 persons)	N/A	N/A	N/A		1,795,616		3.0

*	Denotes persons who served as an executive officer of the Corporation during 2007.

◆	Denotes persons nominated for election to the Corporation’s Board of Directors at our Annual Meeting.

#	Denotes persons to be appointed to the Corporation’s Board effective upon completion of the F.N.B.-Omega Merger.

◆◆	Although Director Martz is a member of director Class I, Directors New and Gingerich are members of director Class II and Director Sheetz is a member of director Class III, they are required under Florida law and the Corporation’s Bylaws to stand for election at the Annual Meeting since they were appointed as directors by the Board since the previous Annual Meeting.

(a)	The term of office for directors expires at the Annual Meeting to be held during the year indicated in this column and upon the election of the directors’ successors.

(b)	Includes the following shares that the director or officer has the right to acquire within sixty days upon exercise of the vested stock options: Mr. Mortensen, 166,775 shares; Mr. Gurgovits, 277,199 shares; Mr. Radcliffe, 2,937 shares; Mr. Roberts, 55,277 shares; and Mr. James Orie, 36,667 shares.

(c)	Except as otherwise indicated, each director possesses sole voting power and sole investment power as to all shares listed opposite his name or shares these powers with his spouse or a wholly-owned company. The totals shown do not include the 523 shares held of record by Mr. Mortensen’s spouse, as to which Mr. Mortensen disclaims beneficial ownership.

(d)	Unless otherwise indicated, represents less than 1% of all issued and outstanding F.N.B. common stock.

(e)	Includes 444 shares owned by Mr. Gurgovits’ wife and 9,506 shares owned by Mr. Gurgovits’ wife as a participant in her personal profit sharing account.

(f)	Includes 2,072 shares owned by Mr. Campbell’s wife.

(g)	Includes 2,700 shares owned by Mr. Malone’s children.

(h)	Includes 5,976 shares owned by Mr. Radcliffe’s wife.

(i)	Includes 510 shares owned by Mr. Rose’s wife.

(j)	Includes F.N.B. common stock issued upon conversion of Omega common stock pursuant to the terms of the F.N.B.-Omega Merger.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our executive officers and directors, as well as persons who own 10% or more of any class of our equity securities, file reports of their ownership of our securities, as well as statements of changes in such ownership, with the Securities and Exchange Commission (the “SEC”). To our knowledge, based solely on a review of copies of the reports filed on behalf of our directors and executive officers and written representations received from our executive officers and directors (we do not have any shareholders who own 10% or more of any class of our equity securities), no other reports were required, and based on our review of the statements of ownership changes filed by our executive officers and directors with the SEC during 2007, we believe that except for one delinquent Form 4 filing by Director Hickton, due to an inadvertent administrative oversight, all such filings required during 2007 were made on a timely basis.

Security Ownership of Certain Beneficial Owners

We are not aware of any stockholder who was the beneficial owner of more than 5% of the outstanding shares of common stock as of February 15, 2008, except for the entity identified in the table below who has filed a Schedule 13G with the SEC:

Percent of
	Amount and Nature		Outstanding Common
	of Beneficial		Stock Beneficially
Name and Address	Ownership(1)		Owned(3)

Barclays Global Investors, NA
Barclays Global Fund Advisors	5,767,044	(2)	9.53%
45 Fremont Street
San Francisco, CA 94105

(1)	Under the regulations of the SEC, a person who has or shares voting or investment power with respect to a security is considered a beneficial owner of the security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares.

(2)	According to the Schedule 13G filed under the Exchange Act on February 10, 2008, Barclays Global Investors, NA has sole voting power of 1,338,071 shares and sole dispositive power of 1,459,999 shares, and Barclays Global Fund Advisors has sole voting and dispositive power of 4,307,045 shares.

(3)	Based on 60,554,248 shares of Corporation common stock outstanding as of December 31, 2007.

CORPORATE GOVERNANCE

The Company has developed and operates under corporate governance principles and practices which are designed to maximize long-term shareholder return, align the interests of the Board and management with those of the Company’s shareholders, and promote the highest ethical conduct among the Company’s directors, management and employees.

You can find more specific details about these and other F.N.B. corporate governance policies and practices in this proxy statement and F.N.B.’s Corporate Governance Guidelines available on F.N.B.’s website at www.fnbcorporation.com under the tab, “Corporate Governance,” and then clicking on the heading, “F.N.B. Corporation Corporate Governance Guidelines.” The Corporate Governance Guidelines are also available in print to any shareholder who requests it by contacting us at: F.N.B. Corporation, One F.N.B. Boulevard, Hermitage, Pennsylvania 16148 c/o Corporate Secretary. Highlights of portions of the Company’s Corporate Governance Guidelines, as well as some of F.N.B.’s corporate governance policies, practices, procedures and related matters are described below.

•	All of the directors are independent (under the definition of “independence” established by the Corporate Governance Guidelines and the criteria of the NYSE), with the exception of F.N.B. Chairman and Chief Executive Officer, Mr. Gurgovits and F.N.B. President and Chief Executive Officer-elect, Mr. New.

•	Shareholders may communicate directly with the Board or any Board Committee, or any individual director.

•	The Audit, Nominating and Corporate Governance and Compensation Committees are composed entirely of independent directors.

•	Each of the regular Board committees has a written charter that is reviewed and reassessed annually.

•	Audit Committee members cannot serve on more than two other public company audit committees without the approval of the Board of Directors.

•	The F.N.B. internal audit function is overseen by our internal auditor, who reports directly to the Audit Committee.

•	The Compensation Committee retained an independent compensation consultant to provide the Committee with advice and guidance on F.N.B.’s executive compensation program.

•	The Nominating and Corporate Governance Committee annually reviews and reports to the full Board regarding its assessment of the effectiveness of corporate governance practices.

•	F.N.B. conducts an annual self-evaluation process of the Board, the Audit, Nominating and Corporate Governance and Compensation Committees and the individual F.N.B. directors.

•	F.N.B.’s Code of Conduct and Code of Ethics for directors, officers, and employees are disclosed on the “Corporate Governance” page of F.N.B.’s website at www.fnbcorporation.com, and a copy of these Codes may be obtained by written request to our Corporate Secretary (see instructions in bolded paragraph below).

•	The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders.

•	The Audit, Nominating and Corporate Governance, and Compensation Committee charters are posted at www.fnbcorporation.com under the tab, “Corporate Governance,” and a copy of the charters may be obtained by written request to our Corporate Secretary (see instructions in bolded paragraph below).

•	Each F.N.B. director is expected to attend director education programs accredited by RiskMetrics Group, the governance services division of Institutional Shareholder Services, at least once every three years.

•	Shareholder voting is confidential.

•	The Board recognizes the importance of independent leadership on the Board, as evidenced by its establishment of a Lead Director position.

This portion of the proxy statement provides an overview of our corporate governance policies and practices including information about our compliance with the NYSE’s corporate governance rules which have been approved by the SEC. The NYSE’s rules are designed to ensure the integrity of public companies’ corporate governance processes. The NYSE and SEC intend that these disclosures will enhance the transparency of the operations of public company boards of directors.

We encourage you to visit the “Corporate Governance” page of our corporate website at www.fnbcorporation.com for additional information about our Board and its Committees, our Corporate Governance Guidelines and the Code of Ethics of our Company. Additional information on these topics is also included in other sections of this proxy statement.

If you would like to have printed copies of the F.N.B. Corporate Governance Guidelines, the F.N.B. Corporation Codes of Conduct and Ethics or the charters of the Board’s Audit, Nominating and Corporate Governance or Compensation Committees (all of which are posted on our corporate website), please send your written request to: F.N.B. Corporation, One F.N.B. Boulevard, Hermitage, Pennsylvania 16148, Attention: Corporate Secretary. We will provide the material at no cost to you.

Director Independence

Background.  As a company that has securities listed on the NYSE, we are required to have a majority of independent members on our Board of Directors. Under the NYSE’s corporate governance rules, no director qualifies as independent unless our Board affirmatively determines that the director has no “material relationship” with F.N.B. The fact that a director or member of a director’s immediate family† may have a material relationship with F.N.B directly or as a partner, owner, shareholder, or officer of an organization that has a relationship with F.N.B. will not necessarily preclude such director from being nominated for election to the Board. However, the Board may not determine any director to be independent if that director has any relationship covered by one of five bright-line independence tests established by the NYSE, or the categorical independence standards contained within F.N.B.’s Corporate Governance Guidelines, as discussed below.

The New York Stock Exchange’s bright-line independence tests.  The NYSE has adopted five bright-line independence tests for directors. The NYSE’s director independence requirements are designed to increase the quality of Board oversight at listed companies and to lessen the possibility that damaging conflicts of interests will influence Board decisions. Each of these tests describes a specific set of circumstances that would cause a director not to be independent from our management. The NYSE’s corporate governance rules do not define every relationship that will be considered material for purposes of determining a director’s independence from our management. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. For example, one of the bright-line independence tests provides that a director who is an employee of F.N.B. or its affiliates, or whose immediate family member is an executive officer of F.N.B. is not independent until three years after the end of the employment relationship.

The four other bright-line independence tests provide that a director cannot be considered independent if:

•	the director or an immediate family member of the director has received more than $100,000 in direct compensation from F.N.B. or its affiliates, (except for certain permitted payments such as directors fees) during any twelve month period;

•	the director or an immediate family member of the director is employed by or a partner of either F.N.B.’s internal or external auditors;

•	the director or an immediate family member of the director has been an executive officer of another company at the same time any of F.N.B.’s executive officers served on the compensation committee of such company; and

•	the director is a current employee, or an immediate family member of the director is a current executive officer of, a company that makes payments to, or receive payments from, F.N.B. above annual thresholds specified by the NYSE.

† The F.N.B. Corporate Governance Guidelines incorporate the NYSE definition of the term “immediate family member” to include a director’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone who resides in the director’s home.

Categorical standards of director independence adopted by our Board of Directors.  The NYSE’s corporate governance rules permit a listed company’s board of directors to adopt categorical standards of director independence. Categorical standards permit a board of directors to determine in advance that specific categories of relationships between a listed company and a director do not, by themselves, render a director non-independent. Of course, categorical standards of independence cannot override or lower the standards in the bright-line independence tests established by the NYSE. Categorical standards are intended to assist a board in making determinations of independence. The NYSE recognizes that the adoption and disclosure of categorical standards provide investors with an adequate means of assessing the quality of a board’s independence and its independence determinations, while avoiding excessive disclosure of immaterial relationships.

Our Board, acting on the recommendation of its Nominating and Corporate Governance Committee, has adopted categorical standards of independence. Our Board applies these standards at lease annually in determining the independence of the individual members of F.N.B.’s Board of Directors. These categorical standards are set forth in the F.N.B. Corporation Corporate Governance Guidelines, and can be found on our website at www.fnbcorporation.com under the tab for “Corporate Governance.”

The F.N.B. categorical standards of independence generally provide, among other things, that ordinary course business relationships do not constitute material relationships. These categorical standards generally permit directors (or any entity or partnership of which such director or immediate family member is an officer, partner, director or 10% equity owner) to provide consulting, legal, business or other services or products within ordinary course relationships as long as these relationships do not represent a significant financial relationship for F.N.B. or the service or product provider. A significant financial relationship is deemed not to exist if such service or product provider has made payments to, or received payments from the Company, or its affiliates, in an amount that, in any of the last five fiscal years does not exceed the greater of $1,000,000 or 2% of such entity’s consolidated gross revenues.

Also, under F.N.B.’s categorical standards, the determination of whether a director is independent includes an evaluation of any transactions and relationships between each director, any member of his or her immediate family or his or her related business entities and the Company or its subsidiaries and affiliates. Our categorical independence standards generally require the F.N.B. Board of Directors to examine the relevant facts and circumstances involved in transactions and relationships between directors, including their immediate family members, any entity or partnership in which they or their immediate family members have an ownership interest or employment relationship, (subsequently such relationships are referred to in this proxy statement as “related business interest(s)”), and our Company or affiliates or transactions with members of our senior management. In instances where a director, officer, his/her immediate family member or related business interest(s) is a client of F.N.B., or any of its affiliates, such business relationship will not be deemed to be material if it was entered into in the ordinary course of business on terms substantially similar to those that would be offered to comparable customers in similar circumstances, and termination of the business relationship is not reasonably expected to have a material adverse effect on the financial condition, results of operations, or business of F.N.B., its affiliates or the director, his/her immediate family member or the related business interest(s).

F.N.B.’s categorical standards provide that a material relationship will not be considered to exist where F.N.B.’s contributions to a non-profit entity, for which an F.N.B. director is an officer, do not exceed 5% of the non-profit’s total revenues.

Because banking is a significant portion of our business, attention is given to lending and other financing transactions involving a director, his/her immediate family member and entities which they control, and FNBPA or any of its affiliates. Our Board of Directors has determined that a director’s independence is not affected where there is a loan relationship made in the ordinary course between FNBPA and the director, his/her immediate family member or related business interest(s) or immediate family member and such loan conforms with applicable bank policies and federal regulatory requirements, is performing in accordance with its contractual terms and has not been adversely classified or specifically mentioned by the federal bank examiners or FNBPA’s internal loan review process. Additionally, a director’s participation in subordinated debt, private equity, mezzanine financing or other financial transactions entered into by our subsidiary, F.N.B. Capital Corporation, LLC, will not be deemed to create a material relationship if the director, the director’s immediate family member, or the related business interest, participates in such transaction and the transaction is made on terms substantially the same as those pursuant to which F.N.B. Capital Corporation, LLC participates, unless the director or immediate family member is an officer, director or owner of 10% or more of the equity of the enterprise, business or entity to which F.N.B. Capital Corporation, LLC provides such financing or equity.

Where a director or a director’s immediate family member is associated as a partner or associate of, or of counsel to, a law firm that provides services to the Company or any of its affiliates, such relationship will not be deemed material if neither the director nor an immediate family member of the director provides such services to F.N.B. or its affiliates and the payments received from F.N.B. or its affiliates do not exceed 2% or $1,000,000, whichever is greater, of the law firm’s gross revenues in any of the prior five years.

Also, the Corporate Governance Guidelines require that the Board “broadly consider all relevant facts and circumstances” especially in situations not covered by the NYSE bright-line or F.N.B.’s categorical independence standards.

As required by the NYSE’s corporate governance rules, we disclose in this proxy statement any director relationships with us that meet either the NYSE bright-line independence tests or F.N.B.’s categorical independence standards. In certain limited cases, a director may have a relationship that is described by a categorical independence standard and NYSE bright-line independence test. In such a case, the bright-line test will determine whether the director’s relationship is a material relationship that prohibits a determination of independence by our Board.

Director Independence Determinations

On February 20, 2008, the Board, with the assistance of the Nominating and Corporate Governance Committee, conducted an evaluation of director independence, based on the director independence standards set forth in the Company’s Corporate Governance Guidelines, the NYSE rules and applicable SEC rules and regulations. In connection with this review, the Board evaluated banking, commercial, business, investment, legal, charitable, consulting, familial or other relationships with each director or immediate family member and their related business interest(s) and the Company and its affiliates, including those relationships described under the caption, “Related Persons Transactions,” in this proxy statement.

As a result of this evaluation, the Board affirmatively determined that each of Messrs. Campbell, Ekker, Gingerich, Goldstein, Martz, Malone, Mortensen, Radcliffe, Rooney, Rose, Sheetz, Strimbu and Wahl and Ms. Hickton is an independent director under the Company’s director independence standards, the NYSE rules and the applicable SEC rules and regulations. In addition, the Board affirmatively determined that former Director Archie Wallace, who retired in accordance with F.N.B.’s Directors’ Retirement Policy on April 30, 2007, was independent at the time of his retirement from the Corporation’s Board. In connection with the evaluation, the Board considered that in addition to the fact that the Company’s various affiliates provided lending, wealth management, insurance and other financial services in the ordinary course of business to the directors, their immediate family members and their related business interest(s), some directors, their immediate family members and their related business interest(s) provided services to the Company and its affiliates or participated in transactions with the Company’s merchant banking affiliate, and concluded that none of these relationships were material. In particular, the Board considered the following relationships:

•	Director Rose’s step-son is employed with an affiliate of the Company; however, his stepson’s compensation in 2007 was less than $25,000, and the amount of his compensation and benefits were established in accordance with the Company’s compensation policies and practices;

•	In 2007, Director Rose and Director Goldstein provided subordinated financing to business enterprises to which the Company’s subsidiary, F.N.B. Capital Corporation, LLC, also provided financing. However, prior to these transactions neither Director Rose nor Director Goldstein had any ownership interest in these enterprises nor were either of them a director or officer of these entities. Further, Directors Rose and Goldstein’s participation in the subject financing arrangements were on the same terms as were negotiated by F.N.B. Capital Corporation, LLC.

•	Director Rooney is “of counsel” to a law firm that provided legal services to two of the Company’s affiliates in 2007. Additionally, Director Hickton’s spouse is a partner with a law firm that provided legal services to

FNBPA in 2007. The legal fees paid to these law firms were less than the threshold amounts set forth under the NYSE “brightline” tests and the F.N.B. categorical director independence standards. Moreover, neither Director Rooney nor Director Hickton’s spouse received special consideration, including bonuses, as a result of the legal services provided to the Company. The amount paid by the Company and its affiliates to these law firms in 2007 was less than the threshold amount prescribed under the NYSE “brightline” standard and did not approach the 2% of consolidated revenue threshold contained in the Company’s categorical independence standards.

•	FNBPA leases a corporate box at Heinz Field in Pittsburgh, Pennsylvania, and has purchased tickets and paid for food and beverages to entertain clients at various events held there, including Pittsburgh Steelers’ football games. Director Rooney is President of the Pittsburgh Steelers Sports, Inc. The total amount paid by FNBPA in connection with the corporate box lease and ticket purchases made in connection with the use of the corporate box was less than the threshold amount prescribed under the NYSE “brightline” tests and the F.N.B. categorical director independence standards and constitutes in the aggregate a nominal portion of the Pittsburgh Steelers Sports, Inc.’s consolidated gross revenues in 2007. Director Rooney does not receive any special consideration, including any bonus, as a result of this relationship.

•	To our knowledge, the aggregate grants, donations and contributions made by the Company or its affiliates to any non-profit organization for which one of our directors served as an officer did not exceed 2% of such organization’s consolidated gross revenues in 2007.

Our Board affirmatively determined that Mr. Gurgovits and Mr. New are not independent under the NYSE corporate governance rules and F.N.B.’s categorical director independence standards because they are officers of the Company.

Executive Sessions of the Board of Directors

The Company’s policy is that our Board of Directors hold at least one executive session per year. The Lead Director presides at the executive session meeting. The Board conducted one executive session in 2007, which was attended solely by independent and non-management directors. For more information about the role of the Lead Director, please see the discussion under the caption “Our Board of Directors and Its Committees-Lead Independent Director” in this proxy statement.

OUR BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

Our Board of Directors met 14 times in 2007. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the respective committees on which such director served. All of our directors attended our 2007 Annual Meeting. It is the policy of our Board of Directors that our directors are expected to attend our Annual Meeting. Our Board of Directors has an Executive Committee, an Audit Committee, a Nominating and Corporate Governance Committee, a Compensation Committee and a Risk Committee.

Lead Independent Director

The Board has long recognized the importance of independent leadership on the board and toward that end established the designation of Lead Director in 2006. As provided in the Corporate Governance Guidelines, the independent directors elect the Lead Director (who must be an independent director) for a one-year term and such person cannot serve as Lead Director more than three consecutive terms. In 2007, the independent directors elected Mr. Campbell to serve as the Board’s Lead Director. The duties and responsibilities of the Lead Director include, but are not limited to, the following:

•	Assist the Board in fulfilling its responsibility for reviewing, evaluating and monitoring the Corporation’s strategic plan by meeting with the Corporation’s Chief Executive Officer to monitor and remain knowledgeable regarding the status of such plan;

•	Maintain liaison and communications with the Corporation’s Chairman, other directors and Chief Executive Officer for the purpose of coordinating information flow among the parties with the goal of optimizing the effectiveness of the Corporation’s Board and Board Committees;

•	Serve as a conduit of information and feedback among the Corporation’s Chairman, directors and Chief Executive Officer between Board meetings;

•	Coordinate the review and resolution of conflict of interest issues with respect to members of the Corporation’s Board as they may arise;

•	Coordinate and develop the agenda for, and preside at, executive sessions of the Corporation’s Board; and

•	Preside at meeting(s) of the Company’s non-management directors.

Executive Committee

Our Executive Committee met 17 times in 2007. Messrs. Campbell, Goldstein, Gurgovits, Mortensen, Rose and Radcliffe are the members of our Executive Committee. The purpose of our Executive Committee is to provide an efficient means of considering such matters and taking such actions as may require the attention of our Board of Directors or the exercise of our Board of Directors’ powers or authorities, consistent with Florida law and Company bylaws, in the intervals between regular meetings of our Board of Directors.

Audit Committee

The members of our Audit Committee are Messrs. Goldstein, Malone, Radcliffe and Strimbu. Our Audit Committee selects our independent auditors and reviews our financial reporting process, audit reports and management recommendations made by our independent registered public accounting firm. The Audit Committee met 8 times during fiscal year 2007. In addition, the Chairman of the Audit Committee met quarterly with management and internal and external auditors to review our earnings press releases and periodically to discuss various routine matters with management. A copy of our Audit Committee Charter is posted on our website at www.fnbcorporation.com under the “Corporate Governance” tab.

Our Board has reviewed the requirements of the NYSE and the SEC regarding the independence and financial acumen of the members of our Audit Committee and has determined that the Audit Committee is in compliance with such requirements. In addition, our Board has determined that the Chairman of our Audit Committee, Mr. Radcliffe, by virtue of his extensive career in business and experience in the areas of banking, finance, investments and business generally, qualifies as an “audit committee financial expert” within the meaning of applicable requirements of the SEC and the NYSE. Mr. Radcliffe and each of the other members of the Audit Committee are independent under the NYSE independence standards.

Nominating and Corporate Governance Committee

The members of our Nominating and Corporate Governance Committee are Ms. Hickton and Messrs. Campbell, Ekker, Rose and Wahl. All of the Nominating and Corporate Governance Committee members satisfy applicable SEC and NYSE independence standards and the independence criteria specified in our Corporate Governance Guidelines. The Nominating and Corporate Governance Committee met 4 times in 2007. A copy of the Charter of our Nominating and Corporate Governance Committee is posted on our website at www.fnbcorporation.com under the “Corporate Governance” tab. The Nominating and Corporate Governance Committee assists in developing standards concerning the qualifications of the Board and composition of the Corporation’s and its affiliate’s Boards; recommends director candidates to stand for election to the Company’s Board and director appointments to the Company’s affiliate Boards and affiliate advisory boards and seeks to promote the best interest of the Company and its shareholders through the implementation of prudent and sound corporate governance principles and practices. The Nominating and Corporate Governance Committee coordinates the Board’s self-assessment process and assists in the development of Board education and training initiatives. In making its recommendations, our Nominating and Corporate Governance Committee conducts a review and assessment of the nominee’s judgment, experience, temperament, independence and compatibility with the Company’s culture, understanding of the Company’s finances, business and operations, attendance at meetings and such other factors as the Nominating and Corporate Governance Committee considers relevant. In general, our Nominating and Corporate Governance Committee seeks to balance the needs for professional knowledge, business expertise, varied industry knowledge, financial acumen and CEO-level management experience.

The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders if the recommendation is submitted according to the procedures specified in the Corporation’s Bylaws and under the caption titled “Shareholder Proposals” in this proxy statement. The recommendation must be submitted in writing to the Corporate Secretary by the deadline specified in the Corporation’s Bylaws to the address indicated in the discussion under the caption titled “Shareholder Proposals” in this proxy statement. Such recommendations shall include the name, age, citizenship, business and residence addresses, qualifications, including principal occupation or employment, and directorships and other positions held by the proposed nominee in business, charitable and community organizations. Information must also be provided concerning: (i) any commercial, industrial, banking, consulting, legal, accounting, charitable, familial or other relationships involving the proposed nominee and us that may be relevant in determining whether the proposed nominee is independent of us under the then applicable rules of the SEC and the NYSE and the independence criteria set forth in our Corporate Governance Guidelines and (ii) the educational, professional and employment-related background and experience of the proposed nominee, together with any other facts and circumstances that may be relevant in determining whether the proposed nominee is an “audit committee financial expert” under the applicable rules of the SEC and the NYSE.

In performing its corporate governance function, the Nominating and Corporate Governance Committee performs the following responsibilities: (i) reviews the qualifications and independence of the members of the Board and its various Committees on a regular periodic basis (at least annually); (ii) recommends to the Board the Company’s corporate governance principles and practices to be included in the Company’s Corporate Governance Guidelines; (iii) recommends independence standards to be used by the Board in making determinations regarding the independence of the Company’s directors; (iv) monitors compliance with the Company’s Corporate Governance Guidelines; and (v) assists the Board in its annual review of the Board’s performance.

Risk Committee

The Risk Committee was established in 2006 and had 5 meetings in 2007. The primary responsibilities of the Risk Committee are to assist the Board in reviewing and overseeing information regarding the Company’s significant policies, procedures and practices relating to the Company’s management of its enterprise-wide risk program, including establishing acceptable risk tolerance levels for the Company. The following directors are current members of the Risk Committee: Messrs. Campbell, Radcliffe and Rose.

Compensation Committee

The members of the Compensation Committee during 2007 were Mr. Goldstein as Chairman, Messrs. Malone, Rooney, Rose and Strimbu. None of the foregoing members have ever been employed by the Company or FNBPA, other than Mr. Rose, and no such member had, during our last fiscal year, any relationship with us requiring disclosure under Item 404 of Regulation S-K or under the Compensation Committee Interlocks disclosure requirements of Item 407(e)(4) of Regulation S-K. Each Committee member has been determined to be independent under the NYSE Rules, and are non-employees under the meaning of Rule 16b-3 under the Exchange Act. Our Board of Directors has delegated the responsibility of setting the compensation of the Company’s Chief Executive Officer, senior officers and directors to the Committee. The Committee met 9 times in 2007. A copy of the Compensation Committee charter is posted under the “Corporate Governance” tab of our website at www.fnbcorporation.com.

Authority and Responsibilities

The Committee administers the Company’s executive compensation program, including the oversight of executive compensation policies and decisions, administration of the annual cash incentive award plan applicable to executive officers and administration of the Company’s equity incentive plan. The Committee administers and interprets the Company’s qualified and non-qualified benefit plans, establishes guidelines, approves participants in the non-qualified plans, approves grants and awards, and exercises other power and authority required and permitted under the plans and the Committee’s charter, a copy of which is available on our website. The Committee also reviews and approves executive officer, including Chief Executive Officer, compensation, including, as applicable, salary, short-term incentive and long-term incentive compensation levels, perquisites, equity compensation, severance arrangements and other forms of executive officer compensation. The Committee’s charter reflects its responsibilities, which the Committee reviews annually, and recommends any proposed changes to the Board.

Delegation

From time to time, the Committee delegates authority to fulfill various functions of administering the Company’s plans to employees of the Company. Specifically, the Committee delegates administration of the Company’s qualified plans to the Pension Committee, which is a Committee of senior officers of the Company having the appropriate expertise, experience and background in handling defined benefit and defined contribution plans.

Consultants

The Compensation Committee engaged Mercer Human Resource Consulting, Inc. (“Mercer”) to assist it in evaluating the compensation practices at F.N.B. and to provide advice and ongoing recommendations regarding Chief Executive Officer, Senior Officer and director compensation that are consistent with F.N.B.’s business goals and pay philosophy. Mercer provides market information and analysis as background to decisions regarding total compensation, including base salary and short and long-term incentives, for the Chief Executive Officers, other senior officers and directors. Mercer is not affiliated with F.N.B. nor did it provide any other services or perform other work for the Company in 2007.

In performance of its duties, Mercer interacted with the Chief Executive Officer, the Chief Financial Officer, the Director of Human Resources, the Corporate Counsel and other Company employees. Additionally, Mercer communicated with, took direction from, and regularly interacted with the Chairman of the Compensation Committee and other members of the Compensation Committee in addition to attending Compensation Committee meetings on an as needed basis.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board (the “Committee”) has reviewed and discussed the matters contained under the title, “Compensation Discussion and Analysis,” of this proxy statement with the Company’s management and, based on such review and discussions, the Committee recommended to the Board that the compensation discussion and analysis be included in this proxy statement. Portions of this proxy statement, including the compensation discussion and analysis, have been incorporated by reference into the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 31, 2007.

Respectfully submitted,

Robert B. Goldstein, Chairman
David J. Malone
Arthur J. Rooney, II
John W. Rose
William J. Strimbu

EXECUTIVE COMPENSATION AND
OTHER PROXY DISCLOSURE

Compensation Discussion and Analysis

This section discusses the material factors involved in the Company’s decisions regarding the compensation of the Named Executive Officers (as defined in the discussion under the caption, “Summary Compensation Table,” of this proxy statement) during 2007. The specific amounts paid or payable to the Named Executive Officers are included in the tables and narrative under the title, “Summary Compensation Table,” of this proxy statement. The following discussion cross-references the specific tabular and narrative disclosures where appropriate.

Objectives

F.N.B. seeks to link the interest of shareholders and management in creating long-term shareholder value through its compensation program. F.N.B. believes it will accomplish this objective and attract and retain highly motivated and talented employees by linking compensation to individual performance and short and long-term Company performance. The Committee designed F.N.B.’s compensation program to result in increased compensation when performance is above targeted or benchmarked standards and decreased total compensation when performance is below targeted or benchmarked standards.

Elements of Compensation

Overview

F.N.B. has divided executive compensation into five broad categories: (i) base salary, (ii) short-term annual incentive bonus, (iii) long-term incentive compensation, (iv) retirement and post-employment benefits and (v) other benefit and perquisites. F.N.B. then uses its incentive programs to reward its Named Executive Officers (and other senior officers) for individual and Company performance. Overall, the awards under the plans are designed to vary with position and level of responsibility reflecting the principle that the total compensation opportunity should increase with position and responsibility while, at the same time, putting a greater percentage of each Named Executive Officer’s compensation “at risk” based on Company and individual performance.

Benchmarks

F.N.B. desires that its compensation programs be competitive in the marketplace. Thus, for purposes of 2007 compensation, F.N.B. compared itself against an appropriate group of financial services companies with assets in the $3 billion to $10 billion range. For purposes of comparing base salary, annual incentives, and long-term compensation, the Committee conducts a review of its benchmarks throughout the year, with assistance from Mercer, using a variety of methods such as direct analysis of proxy statements of other financial services companies, as well as a review of compilation of survey data of companies of a similar size published by several independent consulting firms and customized compensation surveys performed by independent consulting firms. Overall, the Committee’s intention is to have total compensation be in the fiftieth percentile (50%) of compensation paid by competitors for comparable positions, with an annual bonus and long-term incentive opportunity such that, if a Named Executive Officer realizes the incentives, his or her total compensation will be above the median and in the third quartile.

In setting 2007 Named Executive Officer compensation, the Committee reviewed the above survey data and the proxy data of a group of 13 financial services companies generally located in the mid-Atlantic and northeastern Ohio region and located outside of major metropolitan areas (“Peer Group”). The Company believes the Peer Group is representative of the market in which we compete for talent and includes companies of similar size and product and service offerings. Additionally, with the assistance of Mercer, the Committee regularly reviews the Peer Group to assure that it remains an appropriate benchmark for F.N.B. At the time of setting 2007 compensation, F.N.B.’s asset size and market capitalization were slightly less than the median of the Peer Group. The 13 companies in the Peer Group are:

Chittenden Corp.*	Park National Corporation
Citizens Banking Corporation‡	S&T Bancorp
First Commonwealth Financial Corporation	Sandy Spring Bancorp, Inc.
First Financial Bancorp	Susquehanna Bancshares, Inc.
Firstmerit Corporation	United Bankshares, Inc.
Fulton Financial Corporation	Wesbanco, Inc.
Harleysville National Corporation

The Company uses a separate peer group to determine whether it has met its long-term incentive performance targets (“LTI Peer Group”). The Company compares its relative Return on Average Tangible Equity performance to the LTI Peer Group which contains financial institutions having assets in the $3 billion to $10 billion range providing financial services to both retail and commercial customers throughout the United States. Currently, there are 54 organizations in this LTI Peer Group. The Committee believes the LTI Peer Group is diverse and provides the necessary depth to be meaningful in setting relative goals.

The various components of the Named Executive Officers’ total compensation are detailed below.

Base Salary

•	Why the Company pays this Component

The Company provides base salary to all salaried employees including the Named Executive Officers, in order to provide them with a degree of financial certainty. Competitive base salaries further the Committee’s compensation program objectives by allowing the Company to attract and retain talented employees by providing a fixed portion of compensation upon which all employees can rely. Base salary is the only fixed portion of our Named Executive Officers’ compensation.

•	How the Company determines the Amount

Year-to-year, the Company determines adjustments to each Named Executive Officer’s base salary based upon an assessment of his or her performance versus job responsibilities, including the impact of such performance on F.N.B.’s financial results. The Committee targets base salary for Named Executive Officers at the median for its Peer Group. The Company reviews base salary annually and adjusts it as the Company deems appropriate. In certain cases, the Company increases base salary in order to raise the Named Executive Officer’s annual salary to reflect more closely the annual salaries of comparably performing Peer Group executives.

The Committee reviewed its compensation philosophy relevant to Mr. Gurgovits’ compensation for 2007, including the annual incentive bonus paid in 2007 for 2006 performance and his restricted stock awards. The Committee further analyzed Mr. Gurgovits’ salary compared to other Peer Group CEO’s compensation. The Committee believes that Mr. Gurgovits’ dedication to and leadership of the Company have been important to the Company’s stability and continued profitability and that Mr. Gurgovits’ total compensation is at a level competitive with Chief Executive Officers’ salaries within the financial services industry and within the thirteen bank Peer Group more particularly described above and is consistent with the Company’s philosophy.

The Committee also reviewed the other Named Executive Officer’s compensation to determine whether their base salary was consistent with the compensation philosophy. The 2007 salaries of Messrs. Gurgovits, Lilly and Roberts, as set forth in the Summary Compensation Table, were approximately 5% to 10% below the market median. Mr. Mogle’s base salary exceeded the median by less than 5%; however, his increase

* People’s United Financial, Inc. acquired Chittenden Corporation on January 2, 2008
‡ Republic Bancorp, Inc. acquired Citizens Banking Corporation on December 29, 2006 over the prior year only represented a performance based increase consistent with the CEO’s assessment of his performance and consistent with salary increases in the survey data reviewed by Mercer. Mr. Calabrese’s salary was set by negotiation with him before he commenced employment with F.N.B. His salary was approximately 13% higher than the Peer Group median; however, his base salary was the same as his base salary with his predecessor employer, which is in the Peer Group. Additionally, his base salary is in the salary ranges provided to the Company by Mercer.

•	Relation of Base Salary to Other Components of Compensation

A Named Executive Officer’s base salary is a reference point for the Company’s annual incentive opportunities. The Company determines the level at which each Named Executive Officer participates in the annual executive incentive compensation program (“EIC Plan”) under the 2007 Incentive Plan (“2007 Plan”). This level is typically expressed in a percentage amount. For example, if a Named Executive Officer participates in the EIC Plan at the 30% level, it means that the Named Executive Officer’s target incentive opportunity would be the Named Executive Officer’s base salary multiplied by 30%. In addition, prior to 2007, base salary was the only component of compensation in the formula under which a Named Executive Officer’s pension benefit accrued under the Company’s Pension Plan. A Named Executive Officer may also defer a portion of his or her base salary and bonus into the Company’s 401(k) Plan.

Annual Incentive Awards

The Company paid cash bonuses to Named Executive Officers under our EIC Plan, as more particularly stated in the Summary Compensation Table and Grants of Plan-Based Awards table. The EIC Plan provides additional compensation to Named Executive Officers based on the Company’s achievement of certain financial objectives. The EIC Plan is open to each Named Executive Officer and all other salaried personnel selected by the Company’s Chief Executive Officer and the Compensation Committee for participation.

•	Why the Company pays this Component

The Company believes that a significant amount of compensation should be contingent on Company performance. By putting a portion of the Named Executive Officers’ and senior officers’ total short-term compensation “at-risk,” the Company expects to drive the Company’s annual performance goals while increasing long-term shareholder value. These goals are critical to the Company’s earnings per share and total shareholder return, which are important measures to both the Company and its shareholders. Thus, by paying annual incentive compensation, the Company links its performance to increasing shareholder value.

•	How the Company determines the Amount

F.N.B. targets short-term, annual incentive compensation of the Chief Executive Officer and the other Named Executive Officers such that short-term incentive compensation is tied directly to both corporate and individual performance. Corporate performance is based upon the Company’s performance relative to its overall annual performance plan goals as approved by the Board of Directors, including goals related to net income and earnings per share. All annual bonuses are discretionary, with the Compensation Committee establishing bonuses for the Chief Executive Officer and other Named Executive Officers. The target bonuses for the Chief Executive Officer and the other Named Executive Officers range from 30% to 60% of base pay.

The Committee establishes an annual bonus pool based upon the Company’s performance versus the target net income goal set by the Board of Directors. Additionally, the Committee has discretion to consider unusual factors and their resulting effect on corporate performance, i.e., significant merger and acquisition transactions, unusual investment gains or losses, corporate and balance sheet restructuring, significant asset sales and other items the Compensation Committee deems appropriate in determining whether the Company met the target goal. The pool is a product of the annual salaries of the participants multiplied by the participants’ target payout levels. If the Company fails to achieve 80% of the target goal, the plan does not provide for any annual incentive compensation payout to the Chief Executive Officer, the other Named Executive Officers or other senior officers. Additionally, if the Company exceeds the goal as set by the

Board of Directors, then the plan provides for annual incentive payments that are higher than the target bonus for each Named Executive Officer and other senior officers.

The Company has targeted its annual incentive compensation to vary significantly based upon performance against the annual target net income goal. Therefore, there is a significant “upside” and “downside” potential. Annual incentive awards provide the potential for payment to the Named Executive Officers at or above the target level if the Company performance is at or above the target net income goal. Similarly, if Company performance is below the target net income goal, the compensation of Named Executive Officers also will be below the target bonus amount. The EIC Plan provides for an increase over target if the Company’s performance exceeds plan from 1% to 20% of goal. For each 1% the Company deviates from its net income goal, the annual incentive compensation pool is affected by 5%. For example, if the Company exceeds its net income goal by 2%, then a Named Executive Officer’s annual incentive bonus payment may be increased up to 10% more than his or her target bonus amount. Likewise, if the Company misses its target goal by 5%, then each Named Executive Officer’s potential bonus amount is reduced by 25%.

Once the Committee establishes the pool amount, it exercises discretion to determine whether each Named Executive Officer will receive his targeted amount of annual incentive compensation. The Company goal for all Named Executive Officers, except Mr. Roberts, is based on total Company performance. Mr. Roberts’ goal is a factor using both the performance of the Company, weighted 30%, and its subsidiary, FNBPA, weighted 70%. The EIC Plan gives the Committee discretion to increase and decrease individual awards from the plan targets; however, the annual pool cannot be increased.

In 2007, the Company exceeded 80% of the target net income goal. Thus, the Company awarded bonuses to the Named Executive Officers, as more particularly reflected in the Summary Compensation Table and Grants of Plan-Based Awards tables and accompanying narrative. Specifically, the Company achieved 97% of its net income target, or $69.7 million, despite the various pressures on earnings, including a flat to inverted yield curve, softening housing market, and extremely competitive pricing. The Committee did not adjust corporate results for any unusual factors. Mr. Gurgovits, is entitled by contract to a retention bonus if he is employed on December 31 of each year during which his employment agreement remains in effect, and may be entitled to a performance bonus. As reflected in the Summary Compensation Table, Mr. Gurgovits received the retention bonus for 2007.

•	Relation of Annual Incentives to Other Components of Compensation

As noted above under the Base Salary discussion, the annual incentive compensation is directly related to base compensation. Additionally, due to a change in the defined benefit pension plan effective January 1, 2007, the bonus paid to the Named Executive Officers and any other participant is also used in calculating the participant’s retirement benefit. A Named Executive Officer may also defer a portion of his or her bonus into the Company’s 401(k) Plan.

Long-Term Awards

The Company awarded service-based and performance-based restricted stock awards to our Named Executive Officers under our 2007 Plan as more particularly stated in the Grants of Plan-Based Awards table. The restricted stock awards provide additional compensation to Named Executive Officers, and other senior management based on the Company’s achievement of certain financial objectives and the Named Executive Officer or other Senior Officer remaining continuously employed. The 2007 Plan is open to each Named Executive Officer and all other salaried personnel selected by the Company’s Chief Executive Officer and the Compensation Committee for participation.

•	Why the Company pays this Component

In recent years, the Compensation Committee has placed greater emphasis on restricted stock awards (both performance and service-based) as a means to increase long-term stock ownership by Named Executive Officers and to reward management for creating long-term shareholder value. Based upon various factors, including the Company’s commitment to its shareholders to be a value oriented, high-dividend paying company, the Company currently does not award stock options. The Compensation Committee has determined that it is in the Company’s best interest to continue to rely on granting equity-based awards as restricted stock in order to best align the Company’s compensation practices with the Company’s long-term financial performance goals and objectives and its shareholders’ interests.

The Committee has historically granted restricted stock awards in January. However, in January 2007, the Committee did not make any awards under the Company’s long-term incentive plan, the F.N.B. Corporation 2001 Incentive Plan (the “2001 Plan”), because the Company was in the process of revising the 2001 Plan, and the structure from prior year awards and was submitting the revised plan to its shareholders for approval. At its Annual Meeting, the shareholders approved the 2007 Plan. Therefore, in 2007, the Company made restricted stock awards in July, after the shareholders approved the 2007 Plan. The awards made in July include both service-based awards and performance-based awards, which is consistent with the type of awards the Company has made since 2004.

•	How the Company determines the Amount

The Committee establishes a target award level for each Named Executive Officer based upon the officer’s level of responsibility in the Company. Additionally, the Committee sets the levels such that the award amount increases as the officer’s level of responsibility in the organization increases. At the time of granting the awards, the Committee sets the award amount for each participant level in an effort to provide competitive long term compensation. In 2007, the Committee reviewed information provided by Mercer related to peer long-term incentive compensation levels. Based upon the competitive data, the Committee determined that it was appropriate to increase the award amounts such that the target level for the awards would more closely approximate the median level of the peer group. The Committee placed all of the increase in the performance-based awards of the 2007 restricted stock awards, such that 40% vest in full at the end of three years (“Service-Based Awards”) and 60% vest in full at the end of four years, provided, the Company meets certain financial performance requirements set forth in the awards (“Performance Awards”). The Committee determined it appropriate to place the entire increase of the award amount in the Performance Award in order to more closely align payment of the incentive awards to the Named Executive Officers with Company performance and the creation of shareholder value. The 2007 Performance Awards cliff vest at the end of four years if the Company’s average annual return on average tangible equity during the four year period is in the top quartile of the LTI Peer Group. The Committee believes this allocation of equity awards is appropriate since the Service-Based Awards reward Named Executive Officers for loyalty to the Company. The Performance-Awards similarly reward loyalty and also drive Company performance, while creating shareholder value by linking the shareholders’ interests and the Named Executive Officers’ interests in long-term success. All restricted stock awards, including both Service-Based Awards and Performance Awards, are subject to forfeiture if the Named Executive Officer terminates employment, other than as a result of retirement, death or disability, before the cliff vesting date.

Mr. Calabrese received a discretionary restricted stock award as an incentive to commence working for the Company, which award is reflected in the Summary Compensation Table, 2007 Grants of Plan-Based Awards table, and his Potential Payments Upon Termination or Change in Control table. These restricted stock awards are service-based, vesting in equal installments over a five-year period.

•	Relation of Long-Term Incentive to other Components of Compensation

Long-term incentive compensation earned by the Named Executive Officers is a component of total compensation, which is benchmarked against the Company’s LTI Peer Group. It does not impact any other component of their compensation or benefits. However, the program is designed to increase the Named Executive Officers’ overall compensation such that achievement of the performance goals will result in increased compensation.

Management Stock Ownership Policy

In October, 2006, the Committee adopted the Management Stock Ownership Policy which requires the Chief Executive Officer, all the Named Executive Officers and all other participants in the long-term incentive plan, the

2007 Plan, and any successor plan to maintain varying levels of stock ownership based upon the officer’s participation level in the plan.

Retirement and Other Post Employment Benefits

All salaried employees, except employees of First National Insurance Agency, LLC (“FNIA”), participate in a defined benefit pension plan, the Retirement Income Plan (“RIP”), and all employees are eligible to participate in a 401(k) retirement savings plan. The Company has closed the defined benefit pension plan to anyone hired on or after January 1, 2008.

•	Why the Company pays these Benefits to Executives

Retirement Plans, in general, are designed to provide Named Executive Officers and other employees with financial security after retirement. The Company’s defined benefit pension plan, the RIP, offers benefits to employees that are more particularly detailed in the narrative accompanying the Pension Benefits Table. Additionally, the Company provides matching contributions and an automatic contribution under the 401(k) Plan, for all employees, including the Named Executive Officers. However, due to Code limits on the amount of compensation that may be recognized for tax-qualified retirement plans, certain Named Executive Officers, including, Messrs. Gurgovits, Roberts and Lilly, are unable to make the full amount of contributions to the 401(k) Plan and the amount of their total pay that is included in the calculation of their pension benefit is limited. Therefore, the Company also offers the F.N.B. Corporation ERISA Excess Retirement Plan and the F.N.B. Corporation Lost Match Plan to allow any affected employee to receive the full benefit intended by the qualified retirement plans.

In addition to those plans, the Company also maintains a supplemental executive retirement plan, called the Basic Retirement Plan (“BRP”), which supplements the benefits provided by the RIP and the ERISA Excess Retirement Plan. The purpose of the BRP is to insure a minimum level of retirement income for the Named Executive Officers and other senior officers who participate in the plan. Post-retirement compensation is necessary to attract and retain talented executives. The Company believes its post-retirement benefits are competitive in the industry and provide Named Executive Officers appropriate retirement benefits.

The Company also provides severance and change in control payments through employment contracts that provide additional security for our Named Executive Officers. The Company determined that the continued retention of the services of the Named Executive Officers on a long-term basis fosters stability of senior management through retention of well-qualified officers. The Potential Payments Upon Termination or Change in Control tables and accompanying narrative detail the Named Executive Officer’s employment contracts.

•	How the Company determines the Amount to Pay

The RIP benefit is determined by a precise formula set forth in the plan document and explained in the narrative accompanying the Pension Benefits table. The ERISA Excess Lost Match Plan and ERISA Excess Retirement Plan benefit formulas are based upon the specific opportunity or amount lost by the Named Executive Officer, or other participant, due to Code limits and are more fully detailed in the Pension Benefits table and narrative. The benefit under the BRP is a monthly benefit equal to a target benefit percentage based on years of service at retirement and a designated tier as determined by the Committee and detailed in the narrative accompanying the Pension Benefits table. The Company does not grant extra years of credited service under any of its qualified or non-qualified plans. The termination and change in control benefits for Named Executive Officers were set by contract and are described more fully in the Potential Termination and Change in Control Payments tables and in the narrative accompanying the Summary Compensation Table.

•	Relation of these Benefits to Other Components of Compensation

Retirement benefits are directly linked to the amount of the Named Executive Officer’s total pay which includes base salary and annual incentive compensation. Similarly, while the Named Executive Officer’s termination benefits are determined under their respective employment agreements, generally, termination benefits are a product of base compensation and in the case of Messrs. Gurgovits, Roberts and Lilly, their annual bonus, if any.

Other Benefits and Perquisites

The Company’s Named Executive Officers participate in a wide array of benefit plans that are generally available to all employees of the Company, including the RIP and 401(k). Benefits primarily consist of participation in the Company’s defined benefit, defined contribution and health and welfare benefit plans. In addition, some of the Named Executive Officers receive perquisites in the form of country club membership dues, a company car and other perquisites more particularly detailed as part of the Summary Compensation Table and accompanying narrative. The Company provides country club membership dues to certain Named Executive Officers in order to provide them with the ability to entertain customers, potential customers and various business contacts, which is an integral part of our industry. Similarly, the Company provides certain Named Executive Officers a company car for purposes of appropriate transportation for entertainment of customers, vendors and business contacts and traveling between the Company’s facilities. These perquisites are detailed in the Summary Compensation Table.

Additionally, as set forth in the narrative accompanying the Potential Payments Upon Termination or Change in Control table, Mr. Gurgovits has previously entered into a post-employment consulting agreement with the Company. Mr. Gurgovits will also receive deferred compensation under the Non-Qualified Deferred Compensation Agreement as more particularly detailed in the narrative accompanying the Pension Benefits table.

Employment Agreement for CEO-Elect

On October 10, 2007, the Company entered into an employment agreement with Mr. Robert V. New, Jr. (“Agreement”). Under the Agreement, Mr. New began serving as the Company’s President and CEO-elect beginning on January 15, 2008 (“Effective Date”), and will serve as Chief Executive Officer beginning on April 1, 2008.

Mr. New’s base salary was set based on negotiations. In addition to his base salary, Mr. New will be eligible for an annual cash bonus under the EIC Plan, based on performance and calculated as a percentage of his base salary with the target bonus payment being 60% of his base salary with the possibility of achieving a bonus between 0% and 120% of his base salary.

Mr. New is also entitled to termination payments under certain scenarios including death and disability. Mr. New’s agreement does not provide for any payments upon a voluntary termination by him or a for Cause termination by the Company. If the Company terminates Mr. New’s employment without Cause, or Mr. New terminates his employment for Good Reason, the Company will provide Mr. New the following payments and benefits: base salary through the date of termination and all other unpaid amounts to which he is entitled as of the date of termination including accrued and unpaid vacation; base salary for thirty-six (36) months following the date of termination; 1/12th of the average bonus as defined in the Agreement for thirty-six (36) months following the date of termination; and an amount equal to the aggregate premiums that Mr. New would be required to pay in order to maintain in effect the same medical, health, disability and life insurance coverage provided by the Company at the time of termination.

Tax and Accounting Treatment of Compensation

Section 162(m) of the Code limits the deductibility of the compensation in excess of $1 million dollars paid to the Chief Executive Officer and the three most highly compensated executive officers other than the CEO and CFO, unless such compensation qualifies as “performance-based compensation.” Performance Awards of restricted stock and annual incentive compensation granted under our 2007 Plan are intended to meet the performance-based compensation exception to the annual $1 million dollar limitation. While the Compensation Committee is cognizant of the tax deduction limitations applicable to our compensation program for Named Executive Officers, the Committee may from time to time set compensation levels outside the deduction limitations if it deems the amount of compensation is appropriate.

Other provisions of the Code also can affect the Company’s compensation decisions. Under Code Section 280G, a 20% excise tax would be imposed upon Named Executive Officers and other executive officers who receive “excess” payments upon a change in control of the Company to the extent the payments received by them exceed an amount approximating three times their average compensation determined by a five-year average, referred to as the Base Amount. If payments exceed the limit, the excise tax applies, to all payments equal to or exceeding the Base Amount. The Company also could lose its tax deduction for “excess” payments.

In addition, Section 409A of the Code provides for a punitive tax on executives with respect to various features of deferred compensation arrangements mostly for compensation deferred on or after January 1, 2005. We have made the appropriate changes to our non-qualified retirement plans and employment agreements to help ensure there are no adverse affects on the Company or executive officers as a result of Section 409A. We do not expect these changes to have a material tax or financial consequence on the Company.

As discussed above, the Company has calculated and discussed with the Committee the tax impact to the Company and the executives of each of its cash and equity compensation awards and agreements. The Company also calculates and monitors the FAS 123R accounting expense related to equity-based compensation.

2007 Summary Compensation Table

The following table shows the total compensation paid or earned by the Company’s Chief Executive Officer, Chief Financial Officer and the three most highly paid executive officers other than the Chief Executive Officer and Chief Financial Officer (each, a “Named Executive Officer” and together, the “Named Executive Officers”) for services rendered in all capacities to the Company and its subsidiaries for its fiscal year ended December 31, 2007:

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)	($)(2)	($)(3)	($)	($)(4)	($)(5)	($)(6)	($)

Stephen J. Gurgovits,	2007	600,000	100,000	664,750	0	301,248	533,065	136,506	2,335,569
Chairman and CEO	2006	525,024	100,000	363,508	0	172,405	0	93,984	1,254,921
Brian F. Lilly,	2007	275,016	0	144,418	0	92,053	4,809	39,029	555,325
Chief Financial Officer	2006	252,000	0	107,864	0	87,166	44,921	43,453	535,404
Gary J. Roberts,	2007	350,016	0	165,683	0	132,882	20,301	48,078	716,960
President and CEO, FNBPA	2006	325,008	0	122,992	0	138,585	207,658	48,630	842,873
Vincent J. Calabrese(1)	2007	157,705	57,510	11,084	0	46,189	0	139,909	412,397
Corporate Controller
David B. Mogle,	2007	171,312	0	64,927	0	43,006	0	11,168	290,413
Corporate Secretary	2006	166,320	0	53,563	0	43,147	54,467	10,975	328,472

(1)	Mr. Calabrese joined the Company in March, 2007.

(2)	Payments under the Company’s annual incentive plan are reported in the Non-Equity Incentive Plan Compensation column instead of in the Bonus column, in accordance with SEC requirements. For Mr. Gurgovits, the bonus column reflects the $100,000 annual retention bonus to which he is entitled if he is employed on December 31st of each year during which his employment contract remains in effect. For Mr. Calabrese, the bonus column reflects a $50,000 signing bonus and a $7,510 discretionary bonus payment that was based on both his availability to start with the Company and the Company’s 2007 performance.

(3)	The restricted stock award amounts shown in this table represent the dollar amount of expense recognized for financial statement reporting purposes for the fiscal year determined pursuant to Statement of Financial Accounting Standards No. 123(R), Share-Based Payment. Assumptions used in the calculation of this amount are included in Note 18 to the Company’s audited financial statements for the fiscal year ended December 31, 2007, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 29, 2008. The restricted stock awards granted under both the 2001 Plan and the 2007 Plan vest either after (i) the Named Executive Officer’s continued employment with the Company or one of its affiliates for three years or (ii) the

Company’s achievement of performance goals and the Named Executive Officer’s continued employment with the Company or one of its affiliates for four years. The amounts reflected assume that each Named Executive Officer will perform the requisite service and that the Company will achieve the required performance goals. The amount for Mr. Gurgovits also includes a stock award valued at $17,170 for service as a director of the Company in 2007 that vested immediately upon grant. All restricted stock earns cash dividends that are reinvested into additional shares of the Company’s common stock under the F.N.B. Corporation Dividend Reinvestment and Direct Stock Purchase Plan. These reinvested shares are subject to the same restrictions and vesting schedule as the underlying restricted stock.

(4)	Amount earned by the Named Executive Officer as an annual incentive bonus under our EIC Plan, based upon 2007 Company performance. The EIC Plan is discussed in further detail in the Compensation Discussion and Analysis under the heading “Annual Incentive Awards.” The amount shown for 2006 for Mr. Gurgovits reflects an incentive bonus under our EIC Plan, based upon 2006 Company performance which was approved by the Compensation Committee after the shareholders vote on the 2007 Plan at the 2007 Annual Meeting of Shareholders; and therefore was included as a footnote to last year’s Summary Compensation Table.

(5)	The amounts in this column reflect the actuarial change in the present value of the Named Executive Officers’ benefit under all pension plans established by the Company determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements and includes amounts that the Named Executive Officer may not currently be entitled to receive because such amounts are not vested. The Company’s pension plans are described in the narrative accompanying the “Pension Benefits” table. In addition, the change in the present value of the accumulated benefit under the Deferred Compensation Agreement between FNBPA and Mr. Gurgovits is calculated in accordance with APB No. 12, assuming an interest rate of 5.90% and assuming that payments will commence at age 65 and continue for 10 years. Note that the change in value for Mr. Mogle was actually a decrease of $134,370. The decrease is due to a combination of an increase in the discount rate and movement to an age 65 retirement age. However, based on the SEC’s interpretive guidance, the amount shown in the Summary Compensation Table should not be less than $0. The Company does not pay or provide above-market interest under Non-Qualified Deferred Compensation Plans.

(6)	Amounts in this column are explained in the Other Compensation Table and the Perquisites Table that follow the Summary Compensation Table.

Other Compensation Table

The following table reflects the items included in the “All Other Compensation” column of the Summary Compensation Table shown for 2007 above.

	Vacation
	Payout and					Split Dollar
	Disability		Tax	401(k)	Lost	Life Insurance	Total All Other
	Insurance	Perquisites	Grossups	Match	Match	Premiums	Compensation
Name	($)(1)	($)	($)	($)	($)(2)	($)	($)

Stephen J. Gurgovits	51,256	58,881	312	5,250	20,807	0	136,506
Brian F. Lilly	0	28,813	101	6,000	4,115	0	39,029
Gary J. Roberts	0	34,052	118	6,000	7,908	0	48,078
Vincent J. Calabrese	0	108,521	28,471	2,917	0	0	139,909
David B. Mogle	0	0	0	6,000	0	5,168	11,168

(1)	The amount reported for Mr. Gurgovits includes $5,102 for disability insurance premium. The remaining amount represents payment for unused vacation paid to Mr. Gurgovits due to a change in the Company’s carry over vacation policy.

(2)	Company contributions during the year to the ERISA Excess Lost Match Plan or a predecessor plan as more fully described in the narrative accompanying the Non-Qualified Deferred Compensation table.

Perquisites Table

The Named Executive Officers receive various perquisites provided by or paid for by the Company pursuant to Company policies or individual agreements with the executive. SEC rules require disclosure of the perquisites and other personal benefits, securities or property for a Named Executive Officer unless the amount of that type of compensation is less than $10,000 in the aggregate.

The following table reflects the perquisites included in the “All Other Compensation” column of the Summary Compensation Table for 2007 shown above:

			Company
			Provided		Total Perquisites
	Country Club		Automobiles(1)		Included in
	Equity	Country Club	and Aircraft		All Other
	Memberships	Dues	Usage(2)	Other(3)	Compensation(4)
Name	($)	($)	($)	($)	($)

Stephen J. Gurgovits	16,579	18,989	21,050	2,263	58,881
Brian F. Lilly	0	5,915	22,101	797	28,813
Gary J. Roberts	0	13,589	19,497	966	34,052
Vincent J. Calabrese	0	0	0	108,521	108,521
David B. Mogle	0	0	0	0	0

(1)	The valuation of the company provided automobiles was calculated as follows: current year depreciation expense for the Company owned automobile plus all costs incurred related to the automobile (including, but not limited to, the cost of insurance, gas, car washes, repairs, registration and inspection fees) less the Company’s mileage reimbursement allowance for business miles driven by employees who use their own automobile for business purposes.

(2)	“Aircraft Usage” consists of the incremental cost to the Company of its corporate aircraft and is calculated on a methodology that includes the cost of fuel and crew expenses associated with such use. Because the corporate aircraft is used primarily for business travel, the methodology excludes fixed costs, such as the purchase cost of the aircraft that does not change based on usage and the cost of maintenance not related to such personal travel. On certain occasions, a Named Executive Officer’s spouse or other guest may accompany the Named Executive Officer on business flights. No additional direct operating cost is incurred in such situation.

(3)	The amounts reported as “Other” include personal travel expenses and the cost of executive physical for Mr. Gurgovits; personal travel expenses for Messrs. Lilly and Roberts; and the cost of moving and relocation expense, including, among other items, the cost of temporary housing, moving expenses and real estate commissions, for Mr. Calabrese.

(4)	The valuation for all perquisites other than Company provided automobiles and aircraft usage shown above is the actual cost to the Company.

The foregoing Summary Compensation Table and its sub-tables do not include certain fringe benefits generally made available on a non-discriminatory basis to all of our salaried employees such as group health insurance, dental insurance, vision insurance, life insurance, accidental death and dismemberment insurance and long-term disability insurance, which we consider to be ordinary and incidental business costs and expenses.

Mr. Gurgovits’ employment agreement dated December 31, 2005, as amended by an amendment dated December 15, 2006, provides for his continued employment as the Company’s President and Chief Executive Officer and as Chairman of FNBPA’s Board of Directors. The agreement was effective as of January 1, 2006, and expires on December 31, 2008 (“Term”). Under the terms of the agreement, Mr. Gurgovits receives a base salary that is reflected in the Summary Compensation Table and may be increased from time to time as determined by the Board. Additionally, the agreement, as amended, provides for Mr. Gurgovits to receive a retention bonus of $100,000 if Mr. Gurgovits remains employed on December 31st of each year of the Term. In addition to the annual retention bonus, Mr. Gurgovits is eligible for annual incentive compensation at a target award level of 60% of his base salary with the possibility of achieving a bonus between 0% and 120% of base salary based upon performance of the Company. The severance and change in control provisions of Mr. Gurgovits’ employment agreement are described under “Potential Payments Upon Termination or Change in Control.”

During 2007, the Company announced its succession plan upon Mr. Gurgovits’ retirement. Therefore, the Committee thought it was appropriate to provide Messrs. Lilly and Roberts with additional security due to the resulting uncertainty by entering into new employment agreements. Mr. Lilly serves as the Company’s Chief Financial Officer. Mr. Lilly’s employment agreement is dated October 17, 2007, and has an initial term of two years. Unless sooner terminated, the agreement automatically extends for one year on the anniversary of the commencement date. Either party may terminate the automatic renewal provision by providing the other party with 60 days’ advance written notice of non-renewal. Currently, Mr. Lilly’s employment agreement runs through October, 2009. Under the terms of the agreement, Mr. Lilly is entitled to receive from the Company a base salary that is reflected in the Summary Compensation Table and may be increased from time to time as determined by the Board. Additionally, Mr. Lilly is eligible to participate in the Company’s annual incentive compensation and bonus plans at the discretion of the Compensation Committee. In 2007, Mr. Lilly’s target award level for annual incentive compensation was 40% of his base salary with the possibility of achieving a bonus between 0% and 80% of base salary based upon performance of the Company. In 2008, the Committee increased Mr. Lilly’s target award level to 50%, which is consistent with the target award level of other Chief Financial Officers against whom the Company compares itself for salary purposes. As a result, in 2008, Mr. Lilly has the possibility of achieving a bonus between 0% and 100% of his base pay. The severance and change in control provisions of Mr. Lilly’s employment agreement are described under “Potential Payments Upon Termination or Change in Control.”

Mr. Roberts is the President and Chief Executive Officer of the Company’s principal subsidiary, FNBPA. Mr. Roberts’ current employment agreement is dated October 17, 2007, and is initially for a five year term. Unless sooner terminated, the agreement automatically extends for one year on the anniversary of the commencement date. Either party may terminate the automatic renewal provision by providing the other party with 60 days’ advance written notice of non-renewal. Currently, the agreement runs until October, 2012. Under the terms of the agreement, Mr. Roberts is entitled to receive from FNBPA a base salary that is reflected in the Summary Compensation Table, which may be increased from time to time as determined by the Board. Additionally, Mr. Roberts is eligible to participate in the Company’s annual incentive compensation and bonus plans at the discretion of the Compensation Committee. Mr. Roberts’ target award level for annual incentive compensation is 50% of his base salary with the possibility of achieving a bonus between 0% and 100% of base salary based upon performance of the Company and FNBPA. The severance and change in control provisions of Mr. Roberts’ employment agreement are described under “Potential Payments Upon Termination or Change in Control.”

Mr. Mogle serves as the Company’s Corporate Secretary and entered into his employment agreement on October 4, 2005. Mr. Calabrese serves as the Company’s Controller and entered into his employment agreement on March 21, 2007 when the Board appointed him the Company’s Principal Accounting Officer. The employment agreements of Messrs. Mogle and Calabrese are substantially identical. The initial term of the agreements is for two years, and automatically extend for one year periods on their anniversary, unless sooner terminated. Either the Company or Messrs. Mogle or Calabrese may terminate the automatic renewal of their respective agreements by providing the Company with 60 days’ advance written notice of non-renewal. Currently, Mr. Mogle’s contract runs through October, 2009 and Mr. Calabrese’s contract runs through March, 2009. Under the terms of the agreements, Mr. Mogle and Mr. Calabrese receive a base salary that is reflected in the Summary Compensation Table, which may be increased from time to time as determined by the Board. Additionally, Mr. Mogle and Mr. Calabrese are eligible to participate in the Company’s annual incentive compensation and bonus plans at the discretion of the Compensation Committee. Mr. Mogle’s target award level for annual incentive compensation is 30% of base salary with the possibility of achieving a bonus between 0% and 60% of base salary based upon performance of the Company. Mr. Calabrese’s target award level for annual incentive compensation is 35% of base salary with the possibility of achieving a bonus between 0% and 70% of base salary based upon performance of the Company. The severance and change in control provisions of Mr. Mogle’s and Mr. Calabrese’s employment agreements are described in the narrative accompanying the “Potential Payments Upon Termination or Change in Control” tables.

2007 Grants of Plan-Based Awards

The following table sets forth grants of plan-based awards to the Named Executive Officers for 2007:

								All Other	All Other
								Stock	Option
								Awards:	Awards:		Grant Date
		Estimated Future Payouts			Estimated Future Payouts			Number	Number of	Exercise or	Fair Value
		Under Non-Equity			Under Equity			of Shares	Securities	Base Price	of Stock
		Incentive Plan Awards(1)			Incentive Plan Awards(2)			of Stock	Underlying	of Option	and Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)(3)	(#)	(#)	($/Sh)	($)(4)

Stephen J Gurgovits	7/18/07	0	360,000	720,000	0	18,750	18,750	12,500	0	0	504,063
Brian F. Lilly	7/18/07	0	110,006	220,013	0	6,150	6,150	4,100	0	0	165,333
Gary J. Roberts	7/18/07	0	175,008	350,016	0	7,500	7,500	5,000	0	0	201,625
Vincent J. Calabrese	7/18/07	0	55,197	110,393	0	1,765	1,765	2,175	0	0	63,552
David B. Mogle	7/18/07	0	51,394	102,787	0	1,765	1,765	1,175	0	0	47,422

(1)	The amounts shown represent the threshold, target and maximum amounts to be earned by the Named Executive Officer under the annual incentive compensation program based upon the Company’s performance during 2007. The amounts actually earned for 2007 were below the target and are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)	The amounts shown represent the threshold, target and maximum amounts that could be earned by the Named Executive Officer under performance-based restricted stock awards granted July 18, 2007 based upon the Company’s performance during the four year performance period commencing January 1, 2007 and ending December 31, 2010 provided the Named Executive Officer remains continuously employed through the January 16, 2011, vesting date. As of December 31, 2007, the Company believes that it is probable that the Company will achieve the performance conditions. If the Company meets the performance conditions, and the Named Executive Officer terminates service prior to the vesting date, the program may provide partial vesting depending on the reason for termination, as more particularly detailed in the Potential Payments Upon Termination or Change in Control tables.

(3)	The amount shown represents the number of shares of service-based restricted stock granted July 18, 2007, which will vest if the Named Executive Officer remains continuously employed until the January 16, 2010 vesting date.

(4)	Represents the grant date fair value as determined under Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, of all service-based restricted stock awards, and all performance-based restricted stock awards, assuming payout at target levels, granted in 2007.

Participants who terminate service prior to year end are not eligible for annual incentive compensation under the program. In the event of death, disability or retirement (i.e., age 55 with five years of service) during the year or before the Company makes payment of the annual incentive award amount, the Committee may approve a pro-rata award, at its discretion. The program provides for payment in the case of a change in control as more particularly detailed in the Potential Payments Upon Termination or Change in Control tables.

The Named Executive Officer has full voting rights with respect to the restricted shares. In addition, the Named Executive Officer has full cash and stock dividend rights with respect to the restricted shares; provided that (i) all such dividends shall be credited to the Named Executive Officer’s account in the DRP and, in the case of cash dividends, used to purchase shares pursuant to the DRP; and (ii) all shares credited to the Named Executive Officer’s account as a result of such cash or stock dividends shall be subject to the same restrictions and risk of forfeiture as the underlying restricted shares. The program allows for accelerated or pro-rated vesting in the case of death, disability, retirement, or change in control as more particularly detailed in the Potential Payments Upon Termination or Change in Control tables.

There are 3,030,078 remaining shares, available for awards under the 2007 Plan which represent 5.0% of the Company’s outstanding shares of Common Stock. If the performance criteria are not met, the Named Executive Officers will not earn 56,024 shares in the aggregate that will then become available for issuance under the 2007 Plan.

Outstanding Equity Awards at Fiscal Year-End(1)

The following table sets forth certain information summarizing the outstanding equity awards of each Named Executive Officer as of December 31, 2007.

	Option Awards(2)					Stock Awards(3)
									Equity
								Equity	Incentive
			Equity					Incentive	Plan Awards:
			Incentive					Plan Awards:	Market or
			Plan Awards:					Number of	Payout Value
	Number of	Number of	Number of			Number of		Unearned	of Unearned
	Securities	Securities	Securities			Shares or	Market Value	Shares, Units	Shares, Units
	Underlying	Underlying	Underlying			Units of	of Shares or	or Other	or Other
	Unexercised	Unexercised	Unexercised	Option		Stock That	Units of Stock	Rights That	Rights That
	Options	Options	Unearned	Exercise	Option	Have Not	That Have Not	Have Not	Have Not
	Exercisable(4)	Unexercisable	Options	Price	Expiration	Vested(5)	Vested	Vested(6)	Vested
Name	(#)	(#)	(#)	($)	Date	(#)	($)	(#)	($)

Stephen J. Gurgovits	82,741	0	0	10.21224	1/23/2010	73,413	1,079,171	29,694	436,502
	1,319			10.21223	1/23/2010
	85,036			10.43640	1/22/2011
	1,457			10.43639	1/22/2011
	53,419			12.93944	1/20/2012
	53,227			13.74803	1/20/2013
Brian F. Lilly	0	0	0	0	0	23,465	344,936	9,748	143,296
Gary J. Roberts	21,556	0	0	10.43640	1/22/2011	26,829	394,386	11,645	171,182
	12,846			12.93944	1/20/2012
	20,875			13.74803	1/20/2013
Vincent J. Calabrese	0	0	0	0	0	2,248	33,046	1,822	26,783
David B. Mogle	0	0	0	0	0	10,265	150,896	3,115	45,791

(1)	All awards were made under the 2007 Plan, the 2001 Plan, or the F.N.B. Corporation 1998 Director Stock Option Plan or a predecessor plan (collectively referred to as the “Incentive Plans”).

(2)	Options may be granted under the Incentive Plans with up to a ten-year expiration date and with a strike price of no less than 100% of the closing sales price of the Company’s Stock on the NYSE on the business day preceding the award date. Options cannot be transferred or assigned by a participant under the Incentive Plans, other than by will or pursuant to the laws of succession. The Company did not issue stock options in 2006 or 2007.

(3)	Stock Awards are shares of common stock awarded under the Incentive Plans subject to a restriction period and/or satisfaction of one or more performance-based criteria, determined by the Committee. Recipients of restricted stock are generally entitled to receive dividends on and to vote the shares of restricted stock, but cannot freely trade the shares subject to the award until expiration of the restriction period. Unless otherwise determined by the Committee, if a participant terminates employment with the Company and all subsidiaries for a reason other than retirement, disability, death or change in control, as detailed in the Potential Payments Upon Termination or Change in Control tables, before the expiration of the applicable restriction period, the participant will forfeit any restricted shares that are still subject to a restriction and such shares will be returned to the authorized share pool for re-issuance as awards under the 2007 Plan. The participant cannot transfer, assign, sell, exchange or pledge restricted shares awarded under the Incentive Plans during the restriction period. When restricted stock vests, the participant recognizes ordinary income on the then market value of the shares, and the Company receives a tax deduction in that same amount.

(4)	All outstanding stock options are 100% vested.

(5)	Restricted stock shares in this column consist of all service-based restricted shares outstanding and performance-based restricted stock awards which will vest if the Named Executive Officer remains employed on the vesting date because the Company already has met the performance thresholds. These restricted stock shares vest as follows:

Vesting Date	Mr. Gurgovits	Mr. Lilly	Mr. Roberts	Mr. Calabrese	Mr. Mogle

January 14, 2008	16,108	4,612	5,536	0	2,644
January 16, 2008	0	0	0	207	0
January 19, 2008	13,366	4,416	4,416	0	2,532
January 16, 2009	0	0	0	207	0
January 18, 2009	14,010	4,596	5,604	0	1,317
January 19, 2009	10,026	3,312	3,312	0	1,899
January 16, 2010	12,897	4,231	5,159	1,420	1,213
January 18, 2010	7,006	2,298	2,802	0	660
January 16, 2011	0	0	0	207	0
January 16, 2012	0	0	0	207	0

(6)	Restricted stock shares in this column are reported assuming that the Company will achieve its performance goal. Based on that assumption these restricted stock shares are expected to vest as follows:

Vesting Date	Mr. Gurgovits	Mr. Lilly	Mr. Roberts	Mr. Calabrese	Mr. Mogle

January 19, 2009	3,342	1,104	1,104	0	633
January 18, 2010	7,006	2,298	2,802	0	660
January 16, 2011	19,346	6,346	7,739	1,822	1,822

2007 Option Exercises and Stock Vested(1)

The following table contains information concerning the aggregate option exercises and the vesting of restricted stock by the Named Executive Officers in 2007.

	Option Awards(2)		Stock Awards(3)
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)

Stephen J. Gurgovits	0	0	15,187	273,817
Brian F. Lilly	0	0	4,347	78,383
Gary J. Roberts	51,469	347,756	5,217	94,059
Vincent J. Calabrese	0	0	0	0
David B. Mogle	37,704	216,238	2,492	44,939

(1)	All awards were made under the Incentive Plans.

(2)	During 2007, Mr. Mogle exercised 11,403 incentive stock options and is holding the shares received upon exercise. The amount included in the table above reflects a value realized equal to the aggregate difference between the fair market value of the stock on the date of exercise and the exercise price. The fair market value of the stock was determined by using the last price of the Company’s stock on the day preceding the exercise date.

(3)	The amount included in the table above reflects a value realized upon vesting by multiplying the number of shares of stock by the market value of the underlying shares on the vesting date.

Pension Benefits

The following table contains information concerning the pension benefits for each Named Executive Officer as of December 31, 2007:

		Number of Years	Present Value of	Payments During
		Credited Service	Accumulated Benefit	Last Fiscal Year
Name	Plan Name	(#)(2)	($)(3)	($)

Stephen J. Gurgovits	F.N.B. Corporation Retirement Income Plan	46.25	860,947	0
	F.N.B. Corporation ERISA Excess Retirement Plan	46.25	1,141,865	0
	F.N.B. Corporation Basic Retirement Plan	46.25	2,846,974	0
	Deferred Compensation Agreement between FNBPA and Stephen J. Gurgovits	n/a	240,622	0
Brian F. Lilly	F.N.B. Corporation Retirement Income Plan	4.17	52,921	0
	F.N.B. Corporation ERISA Excess Retirement Plan	4.17	12,379	0
	F.N.B. Corporation Basic Retirement Plan	4.17	24,909	0
Gary J. Roberts	F.N.B. Corporation Retirement Income Plan	10.33	209,001	0
	F.N.B. Corporation ERISA Excess Retirement Plan	10.33	111,270	0
	F.N.B. Corporation Basic Retirement Plan	10.33	489,771	0
Vincent J. Calabrese(1)	F.N.B. Corporation Retirement Income Plan	n/a	0	0
	F.N.B. Corporation ERISA Excess Retirement Plan	n/a	0	0
David B. Mogle	F.N.B. Corporation Retirement Income Plan	31.50	410,797	0
	F.N.B. Corporation ERISA Excess Retirement Plan	n/a	0	0
	F.N.B. Corporation Basic Retirement Plan	31.50	114,382	0

(1)	Mr. Calabrese has not yet satisfied the one year participation requirement for the RIP and the F.N.B. Corporation ERISA Excess Retirement Plan (the “Excess Plan”). Mr. Calabrese does not participate in the BRP.

(2)	The Company’s pension plans do not provide credit for additional years of service to any of the Named Executive Officers.

(3)	For the RIP, the Excess Plan and the BRP, the present value of accumulated benefits reflected above were determined using the same assumptions as used for the December 31, 2007, financial statement disclosures, except assuming retirement at the normal retirement age, 65. We have assumed a discount rate of 6.20% and the RP-2000 Projected to 2014 Mortality table (gender distinct) for post-retirement mortality. The present value of the accumulated benefit under the Deferred Compensation Agreement between FNBPA and Mr. Gurgovits is calculated in accordance with APB No. 12 assuming an interest rate of 5.90% and assuming that payments will commence at age 65 and will continue for 10 years. The present value reported above is reflected as an accrued liability in the financial statements of FNBPA as of December 31, 2007.

The following is a summary of the Company’s qualified and non-qualified plans mentioned in the Pension Benefits table:

Retirement Income Plan

The RIP is a traditional defined benefit plan qualified under the Code and subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and is available to all salaried employees, except First National Insurance Agency, LLC employees. Beginning in 2008, the RIP is closed to new participants who commenced employment with the Company on or after January 1, 2008. The RIP provides for benefit payments in the form of a lifetime annuity with five years guaranteed and provides the participant with the ability to select from several choices for the form of the annuity. The election that the participant chooses may affect the amount of the annual benefit as reflected in the Pension Benefits table. Effective January 1, 2007, the Company amended the plan such that the benefit is calculated in two pieces. First, for the period worked by a participant prior to January 1, 2007, (“Pre-2007 Benefit”) the annual annuity benefit is payable without reduction to participants with five years of service who retire after age 62 and is calculated by multiplying each participant’s final average base salary by 1.2% plus, if appropriate, 0.5% of the participant’s final average base salary that is in excess of covered compensation (as defined in Section 401(1)(5)(E) of the Code), with the sum being multiplied by the participants’ years of credited service, not to exceed 25 years including service through December 31, 2006. A participant’s final average base salary is calculated using the highest 60 consecutive months of base salary, not including incentive compensation, within the last 120 months of the participant’s service with the Company prior to January 1, 2007. The Pre-2007 Benefit is frozen as of December 31, 2007. Beginning in 2007, each participant’s benefit is calculated by adding the Pre-2007 Benefit to the benefit determined under the post-2007 formula detailed below. For 2007 and beyond, each participant’s annual retirement benefit will be calculated by taking the participant’s total pay earned from January 1, 2007 through the participant’s last day of employment and multiplying it by 1%. The benefit earned after 2007 is payable without reduction to participants who retire on or after age 65. The RIP provides for cliff vesting after five years of employment. The RIP formula for benefits earned prior to 2007 does not provide for any reductions for amounts due to the participants from the Social Security Administration or any other sources, such as the Company’s 401(k) Plan. Mr. Mogle and Mr. Roberts are eligible for early retirement and a reduced benefit under the RIP as they are over age 55 and have more than five years of service. The RIP provides for an early commencement reduction factor that decreases as the participant’s age approaches the normal retirement age of 62 for the Pre-2007 Benefit and 65 for the Post-2007 Benefit. The early reduction factor is multiplied by the participant’s benefit as determined by the RIP to arrive at the reduced benefit. Mr. Roberts was a participant in a predecessor plan that was merged into the RIP and contained a different benefit calculation formula. As a result, his Pre-2007 Benefit is the greater benefit of (1) the predecessor formula for all years of service through December 31, 2006; or (2) the predecessor formula for years of credited service through December 31, 2002, plus the formula stated above for years of credited service on or after January 1, 2003 through December 31, 2006, which can only be determined at the time of retirement.

ERISA Excess Retirement Plan

The Excess Plan is a non-qualified plan under ERISA and is available to all participants of the RIP. The Excess Plan provides retirement benefits equal to the difference, if any, between the maximum benefit allowable under the Code and the amount that would be provided under the RIP formula if the Code did not impose limits on the amount of compensation included for purposes of calculating a qualified plan benefit. The Excess Plan provides the full amount of benefit that would have been paid under the formula of the RIP but for the Code limits, reduced by the amount of benefit that is actually provided by the RIP. The participant’s rights to benefits under the Excess Plan cliff vest at 100% if the participant terminates service due to death, after a “Change in Control” (as defined in the Excess Plan), or upon retirement on or after reaching age 55 with five years of service. Benefits are payable at the same time and manner as the participant’s benefit under the RIP or BRP, if the participant is also a participant in the BRP.

Basic Retirement Plan

We maintain a separate supplemental executive retirement benefit plan, the BRP, applicable to our Named Executive Officers (and other senior officers) who are designated by the Committee. Officers participating in the BRP receive a benefit based on a target benefit percentage that is based on the officer’s years of service at retirement. The target percentages are based upon the tier assigned to the participant by the Committee. The tier percentages are as follows: Tier 1, 3.00% for each of the first 10 years of employment, plus 1.50% for the next 10 years of employment, plus 0.75% for the next 10 years of employment; Tier 2, 3.50% for each of the first 10 years of employment, plus 2.00% for the next 10 years of employment, plus 0.75% for the next 10 years of employment. Prior to 2005, there was also a CEO Tier that provided the following target percentages: 4.00% for each of the first 10 years of employment, plus 2.50% for the next 10 years of employment, plus 1.00% for the next 5 years of employment. Mr. Gurgovits participates in the BRP at this level.

If a participant was 50 years old or older as of December 31, 2002, in no event will the benefit payable under the BRP be less than the benefit that would have been payable under the predecessor plan. The predecessor plan provided for a target benefit percent of either 50% or 60% multiplied by final average earnings. Similar to the current plan, the plan benefit is reduced by the amount the participant receives from the RIP assuming a full career with F.N.B., social security and the Excess Plan assuming a full career with F.N.B., and is reduced for retirement prior to age 65. Currently, Mr. Roberts’ BRP benefit is based on the predecessor plan with a target benefit percent of 60%.

When a participant retires, the benefit under the BRP is a monthly benefit equal to the participant’s aggregate target benefit percentage multiplied by the participant’s highest average monthly cash compensation including bonuses, during five consecutive calendar years within the last ten calendar years of employment. This monthly benefit is reduced by the monthly benefit the participant receives from the Social Security Administration, the RIP, the Excess Plan, and the annuity equivalent of the 2% automatic contributions to the 401(k) that is provided to all participants who remain employed on December 31st of the applicable year or retired during the year and Lost Match plans.

The participant’s rights to benefits under the BRP vest at 100% if the participant terminates service due to death, disability, after a “Change in Control” (as defined in the BRP), after early retirement (age 55 with 5 years of service) or normal retirement (age 65). The BRP contains a provision for reducing the basic benefit if the participant retires prior to normal retirement but on or after early retirement age. A participant forfeits benefits in the event the participant’s employment is terminated for cause or a participant terminated employment prior to early retirement.

In addition to the above referenced plans, the Pension Benefits table shows an accumulated benefit for Mr. Gurgovits under a non-qualified deferred compensation agreement. The Board of Directors of the Company and FNBPA entered into a Deferred Compensation Agreement with Mr. Gurgovits on January 1, 1986. The Deferred Compensation Agreement provides for payments of annual deferred benefits for a period of ten years commencing upon the occurrence of: (a) retirement from the Company or FNPBA upon reaching the age of 62; (b) complete and total disability; or (c) the death of Mr. Gurgovits in the event such death occurs prior to retirement. During 2005, Mr. Gurgovits turned age 62. However, since Mr. Gurgovits intends to delay his retirement until age 65, the Pension Benefits table reflects the amount that he is entitled to receive under the Deferred Compensation Agreement to account for the deferral of the payment for an additional three years.

2007 Non-Qualified Deferred Compensation

The following table contains information concerning the non-qualified deferred compensation plan account balances for each Named Executive Officer for 2007. All contributions are under the ERISA Excess Lost Match Plan or a predecessor plan, as described below.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in Last	Withdrawals/	Balance at
	Last FY	Last FY	FY	Distributions	Last FYE
Name	($)	($)(1)	($)(2)	($)	($)(3)

Stephen J. Gurgovits	0	20,807	(24,146)	0	232,520
Brian F. Lilly	0	4,115	449	0	13,575
Gary J. Roberts	0	7,908	(1,856)	0	41,300
Vincent J. Calabrese	0	0	0	0	0
David B. Mogle	0	0	(674)	0	3,687

(1)	Note that the amount of the Company’s contributions are also included in the “All Other Compensation” column of the Summary Compensation Table. These contributions are not in addition to the amount reported there.

(2)	This plan does not provide for above-market interest. The decrease in earnings is due to all or a portion of the Named Executive Officer’s balance being linked to Company stock, the value of which increases or decreases as the share price of the Company’s stock fluctuates.

(3)	The Company contributions during each fiscal year have historically been reported in the Summary Compensation Table for each year in which the Named Executive Officer was considered such, and aggregate earnings during the fiscal year have historically been excluded from the Summary Compensation Table. Additionally, the amounts reflected represent the Named Executive Officer’s entire balance under this plan. All balances reflected are fully vested.

The amounts reflected in the Non-Qualified Deferred Compensation table were contributed to accounts for the Named Executive Officers under the ERISA Excess Lost Match Plan or a predecessor plan. The ERISA Excess Lost Match Plan provides for Company contributions, equal to the difference, if any, between the maximum benefit allowable under the Code and the amount that would be provided under the 401(k) Plan if the IRS did not impose contribution or pay limitations. Under the ERISA Excess Lost Match Plan, the amount credited to the participant’s account accrues interest at the rates set by FNBPA as its interest rate on the first day of the year on the longest term IRA account that it offers. The benefit is then paid as a single lump sum on the first of the month following six months after the participant terminates employment.

The amount contributed to Mr. Lilly’s participant account is solely based upon the ERISA Excess Lost Match Plan. However, the amounts noted for Mr. Gurgovits and Mr. Roberts also include amounts for periods prior to January 1, 2003, when the ERISA Excess Lost Match Plan first became effective. Until 2003, the Company’s BRP contained provisions similar to the ERISA Excess Lost Match Plan. Mr. Gurgovits’ and Mr. Roberts’ participant accounts reflect amounts accrued under the ERISA Excess Lost Match Plan and the BRP. Mr. Mogle’s participant account is only based upon accruals under the BRP. Until October 17, 2002, the BRP provisions determined the cumulative value in a participant’s account as though the amounts were invested in shares of the Company’s common stock based upon the price at the time the Company credited the participant’s account plus an amount equal to dividends that would be payable on such shares. After October 17, 2002, additional accruals in a participant’s account were based on the actual amount which the participant “lost” due to Code provisions plus interest at a rate equal to the amount which the Company’s affiliate banks paid on the first business day of the year on their longest term IRA accounts. Notwithstanding the accrual methodology prior to October 17, 2002, all amounts distributed under the prior plan are in cash.

The Company also maintains a deferred compensation plan known as the F.N.B. Corporation Non-Qualified Deferred Compensation Plan (the “Deferred Compensation Plan”). The Committee may select a group of management employees to participate in the plan. The Deferred Compensation Plan provides participants the ability to defer into the plan a portion of their annual cash compensation, including 50% of base salary and 100% of any annual incentive compensation they would otherwise receive, to help postpone and minimize taxes while accumulating capital on a pre-tax basis until termination of employment. Participants may elect to defer their compensation into Company common stock or a fixed interest rate option, with the interest rate determined by the Committee. Currently, there are no participants in this Plan.

Potential Payments Upon Termination or Change in Control

The Company’s Named Executive Officers are each a party to an employment agreement that provides for certain salary and benefits upon termination of employment under various scenarios. Other than the agreements of Mr. Mogle and Mr. Calabrese, which are substantially the same, the agreements of each of the Named Executive Officers are different. The agreements are all described more fully in the narrative and tables below. The tables below set forth the estimated current value of benefits that could be paid to each of our Named Executive Officers upon various termination events that will only be known at the time that the benefits become payable. The tables reflect the amounts that could be payable under the various arrangements if the event in question occurred as of December 31, 2007, including, where applicable, a gross-up for certain taxes in the event that any payments made in connection with a change in control would be subject to the excise tax imposed by Section 4999 of the Code. The Named Executive Officers’ employment agreements do not provide for any additional payments or benefits under a voluntary termination of employment by the executive without Good Reason or involuntary termination by the Company for cause. Under those scenarios, the Named Executive Officers are only entitled to their accrued and unpaid obligations, such as salary, unused vacation, and vested benefits. The following charts contain common information about the Company’s qualified and non-qualified plans and policies, as well as assumptions used by the Company in arriving at the amounts contained in the table. To the extent the information is common, it is contained in the endnotes to the final Potential Payments Upon Termination or Change in Control table and are indicated by letters.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN
CONTROL — STEPHEN J. GURGOVITS

			Change in	Change in	Good Reason
		Change in	Control —	Control —	or Involuntary
Executive Benefits		Control —	Constructive	No	Not for Cause
and Payments	Retirement	Termination	Termination	Termination	Termination	Death	Disability
Upon Termination	($)	($)	($)	($)	($)	($)	($)

Compensation:
Base Salary(1)	0	600,000	0	0	600,000	600,000	546,000
Retention Bonus(2)	100,000	100,000	100,000	100,000	100,000	100,000	100,000
Executive Incentive Compensation(a)	301,248	360,000	360,000	360,000	0	301,248	301,248
Restricted Stock:
Unvested and Accelerated(b)	1,120,140	1,363,468	1,363,468	876,381	0	1,515,560	1,271,808
Benefits and Perquisites:
Accrued Vacation(c)	18,462	18,462	0	0	18,462	18,462	18,462
Post-Termination Health Care(3)	0	8,054	0	0	8,054	0	0
Supplemental Disability Insurance
Premiums(4)	0	0	0	0	0	0	5,102
Progress Savings 401(k) Plan(d)(5)	200,473	200,473	0	0	200,473	200,473	200,473
Retirement Income Plan(e)(6)	896,589	896,589	0	0	896,589	805,679	860,947
ERISA Excess Plan(f)(6)	1,187,302	1,415,839	0	0	1,187,302	1,066,913	1,141,865
BRP(f)(6)	2,968,307	3,539,662	0	0	2,968,307	2,667,332	2,846,974
Lost Match Plan(6,7)	232,520	232,520	0	0	232,520	232,520	232,520
Deferred Compensation(8)	293,222	293,222	0	0	293,222	293,222	293,222
Split Dollar Life Insurance(9)	196,419	196,419	0	0	196,419	1,808,676	196,419
280G Tax Gross-Up	0	0	0	0	0	0	0
Total:	7,514,682	9,224,708	1,823,468	1,336,381	6,701,348	9,610,085	8,015,040

(1)	In the event that the Company terminates Mr. Gurgovits’ employment without cause (including in connection with a change in control) or if he terminates his employment for “Good Reason,” he is entitled to receive his base salary for the remaining year of his employment agreement. In the event of death, his estate is entitled to one year of his base salary. In the event of disability, the amount above reflects the amount the Company would owe Mr. Gurgovits under its Officers’ Disability salary continuation program. In the case of retirement, no additional amounts are owed.

(2)	In the event that the Company terminates Mr. Gurgovits’ employment without cause (including in connection with a change in control) or if he terminates his employment for “Good Reason,” he is entitled to receive the annual retention bonus for the remaining year of his employment agreement. If Mr. Gurgovits were terminated for any other reason, he is entitled to receive the retention bonus due in February, 2008 since he was employed on December 31, 2007.

(3)	In the event the Company terminates Mr. Gurgovits without cause (including in connection with a change in control) or if he terminates his employment for “Good Reason,” he is entitled to an amount sufficient to pay premiums for medical, health, disability and life insurance for the remaining year of his employment agreement. In the case of termination for any other reason, Mr. Gurgovits is not entitled to any additional amounts.

(4)	The Company maintains a supplemental disability insurance policy for Mr. Gurgovits through a third-party insurance company. In the event of Mr. Gurgovits’ disability, he would be entitled to receive a monthly benefit of $9,565 per month, commencing 360 days after the date of disability, and continuing until the later of age 65 or 24 months after payments begin. The amount reflected in this table represents the total estimated premiums due by the Company to keep this policy in place for the remainder of his employment agreement.

(5)	Based on Mr. Gurgovits’ age and length of service, he is 100% vested in the Company’s matching contributions under the 401(k) Plan. Upon termination of employment for any reason, Mr. Gurgovits would be entitled to 100% of the Company’s matching contributions to his account.

(6)	Mr. Gurgovits is 100% vested in his benefit under this plan.

(7)	The amounts reflected represent the cash value of Mr. Gurgovits’ account balance under this plan as of December 31, 2007. Upon termination of employment for any reason, Mr. Gurgovits would be entitled to receive a lump sum distribution of his entire account balance under this plan on the first of the month following six months from his termination of employment. In the case of a change in control that does not result in termination or his constructive termination, no benefit is immediately payable.

(8)	Since Mr. Gurgovits has satisfied the early retirement eligibility requirements if he were to leave the Company for any reason, he would be entitled to the amounts shown above. These are different from the amounts shown in the Pension Benefits table. The Pension Benefits table shows the amounts assuming that he will retire at age 65, the normal retirement age under the plans. However, the amounts reflected above assume that he leaves the Company as of December 31, 2007, at age 64. In the case of a change in control that does not result in termination or that results in his constructive termination, no benefit is immediately payable.

(9)	The Company maintains a split dollar life insurance policy with Mr. Gurgovits through a third-party insurance company. Mr. Gurgovits is the owner of the policy. However, a collateral assignment exists that entitles FNBPA to an interest in the policy equal to the total amount of premiums it has paid to date on the policy. The return of premiums will occur upon the earlier of Mr. Gurgovits’ death or his surrender of the policy. The amounts reflected above represent the excess death benefit proceeds or cash surrender value in the policy, over the bank’s interest in the policy, which will go to his beneficiary in the case of death, or to him, in the case of earlier surrender of the policy after termination of employment.

In addition to the terms of Mr. Gurgovits’ employment agreement described in the narrative accompanying the Summary Compensation Table, Mr. Gurgovits’ employment agreement provides for payment of benefits under certain termination and change in control scenarios. Mr. Gurgovits’ employment agreement does not provide for any additional benefits under a termination of employment due to retirement, for cause termination or termination due to death. Any potential payments listed in the above table under those circumstances are based upon specific Company plans and/or policies, Mr. Gurgovits’ Deferred Compensation Agreement and insurance agreements. The employment agreement provides that if Mr. Gurgovits is terminated without cause or he voluntarily terminates the agreement for “Good Reason,” he is entitled to the amount required to be paid under any Company benefit plan, an amount sufficient to pay premiums for medical, health, disability and life insurance for the remainder of the agreement and his base salary plus the retention bonus for the longer of one year or the remaining term of the agreement. Under the terms of Mr. Gurgovits’ agreement, “Good Reason” means a material reduction in the scope of his duties, authority or responsibility by the Company or the Company breaches or terminates the agreement. Additionally, the agreement provides for the Company to gross-up any payments as a result of any excise tax imposed by Sections 280G or 4999 of the Code. The agreement further requires the Company to reimburse Mr. Gurgovits for any attorney’s fees and costs he incurs in any proceeding to enforce the agreement if he is successful on the merits.

The primary difference between the columns “Change in Control — Constructive Termination” and “Change in Control — No Termination” is based upon the vesting provision of restricted stock awards. The restricted stock agreements provided to Mr. Gurgovits and other participants under the 2007 Plan and any predecessor plan provide for vesting of all shares issued under an award after a “Change in Control” if there is also a “Constructive Termination.” For purposes of the restricted stock agreements, “Constructive Termination” shall mean the material diminution of the Named Executive Officer’s duties, status, title, reporting relationship, authority, compensation level, or responsibilities relative to those as they existed prior to the Change in Control, or a relocation of the Named Executive Officer’s principal place of business of more than 60 miles.

For purposes of the agreement, a “Change in Control” shall mean when any of the following events occur: (i) acquisition of more than 25% of the Company’s common stock by a person or entity; (ii) the individuals comprising the Company’s Board as of the date of the Agreement (“Existing Board”), including any subsequently elected directors who are approved by a majority of the Existing Board, no longer constitute at least a majority of the

Board; and (iii) the completion of any merger, reorganization, consolidation or sale involving substantially all of the Company’s total assets unless after such transaction all of the following occur: (a) the person or entities who were Company shareholders immediately prior to the transaction make up more than 65% of the shareholders of the Company resulting from the transaction with substantially the same proportion of stock ownership they represented immediately prior to the transaction; (b) a person or entity owns more than 25% of the Company’s common stock when such person or entity owned less than 25% of the Company common stock prior to the transaction; and (c) at least a majority of the Company’s Board that existed at the time the transaction agreement was signed remains in place.

Also, on January 26, 2006, the Company and FNBPA entered into a Consulting Agreement with Mr. Gurgovits. The Consulting Agreement is dated as of December 31, 2005, and becomes effective upon the earlier of January 1, 2009, or the date on which Mr. Gurgovits’ employment under his employment agreement is terminated for other than “cause” or a termination of employment by Mr. Gurgovits for “Good Reason,” and expires on the fifth anniversary of the effective date of the Consulting Agreement. Under the terms of the Consulting Agreement, Mr. Gurgovits agrees to provide services to the Company, FNBPA and their affiliates in connection with merger and acquisition activities, participation in certain meetings and such other assignments and projects that the Company and FNBPA along with Mr. Gurgovits mutually agree upon. The Consulting Agreement specifies that the Company and FNBPA shall pay Mr. Gurgovits an annual compensation fee equal to the sum of 50% of his base salary (as defined in the employment agreement) for the year ending December 31, 2008, but in no event less than 50% of his 2006 Base Compensation plus 50% of the amount that is equal to the average percentage that his bonus payment bears to his average base salary for the years ending December 31, 2006, 2007 and 2008. Moreover, the Consulting Agreement provides that Mr. Gurgovits is entitled to certain benefits, including automobile expenses, country club dues and related benefits. Upon termination of the Consulting Agreement other than for “cause,” death or “good reason,” as those terms are defined in the Consulting Agreement, Mr. Gurgovits will be entitled to receive his annual fee for the remainder of the term of the Consulting Agreement.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN
CONTROL — BRIAN F. LILLY

					Good
					Reason or
			Change in	Change in	Involuntary
		Change in	Control —	Control —	Not for
Executive Benefits		Control —	Constructive	No	Cause
and Payments		Termination	Termination	Termination	Termination	Death	Disability
Upon Termination	Retirement($)	($)	($)	($)	($)	($)	($)

Compensation:
Base Salary(1)	0	825,048	0	0	825,048	0	221,016
Executive Incentive Compensation(a)(2)	0	110,006	110,006	110,006	0	92,053	92,053
Bonus(1)	0	233,200	0	0	233,200	0	0
Restricted Stock:
Unvested and Accelerated(b)	0	438,159	438,159	287,924	0	488,163	408,212
Benefits and Perquisites:
Accrued Vacation(c)	11,106	11,106	0	0	11,106	11,106	11,106
Post-Termination Health Care(3)	0	22,332	0	0	22,332	0	0
Progress Savings 401(k) Plan(d)(4)	18,452	18,452	0	0	18,452	18,452	18,452
Retirement Income Plan(e)(5)	0	0	0	0	0	0	52,921
ERISA Excess Plan(f)(6)	0	100,333	0	0	0	64,259	12,379
BRP(f)(6)	0	38,275	0	0	0	24,509	24,909
Lost Match Plan(7)	13,575	13,575	0	0	13,575	13,575	13,575
280G Tax Gross-Up	0	523,903	0	0	0	0	0
Total:	43,133	2,334,389	548,165	397,930	1,123,713	712,117	854,623

(1)	In the event that Mr. Lilly is terminated without cause or if he terminates his employment agreement for “Good Reason”, he is entitled to base salary continuation and a bonus payment for three years. In the event of a change in control resulting in his termination, he is entitled to three times his base salary plus a bonus amount payable immediately as a lump sum. The bonus amount is calculated by dividing the total annual amounts paid to Mr. Lilly as a bonus for the last three completed fiscal years divided by three. In the event of disability, he is entitled to the amount as set forth by the Company’s Officers’ Disability salary continuation program. In the case of termination for any other reason, Mr. Lilly is not entitled to any additional amounts.

(2)	Based on Mr. Lilly’s age and length of service, he is not eligible for retirement; therefore, no benefit is immediately payable in the event of retirement.

(3)	In the event that Mr. Lilly is terminated without cause or if he terminates his employment agreement for “Good Reason” following a change in control, he is entitled to continue to participate in the Company’s group health plan on the same terms and same cost as active employees for thirty-six months or until he first becomes eligible for coverage under any group health plan of another employer. In the case of termination for any other reason, Mr. Lilly is not entitled to any additional amounts.

(4)	Mr. Lilly is 100% vested in his benefit under the plan.

(5)	Mr. Lilly is 0% vested in his benefit under this plan; therefore, no benefit is immediately payable; however, for purposes of the table, the Company assumed Mr. Lilly would become vested in the future based on service accrued during disability.

(6)	Based on Mr. Lilly’s age and length of service, he is 0% vested in his benefit under this plan, but would become 100% vested in this plan in the event of death, disability or termination in connection with a change in control.

(7)	The amounts reflected represent the cash value of Mr. Lilly’s account balance under this plan as of December 31, 2007. Upon termination of employment for any reason, Mr. Lilly would be entitled to receive a lump sum distribution of his entire account balance under this plan on the first of the month following six months from his termination of employment. In the case of a change in control that does not result in termination or constructive termination, no benefit is immediately payable.

Mr. Lilly’s employment agreement provides for payment of certain benefits under certain termination scenarios. His agreement does not provide for any payments upon a voluntary termination without “Good Reason” by Mr. Lilly or a for cause termination by the Company. Mr. Lilly’s agreement allows him to terminate the agreement for “Good Reason” and obtain the same termination benefits as if he was terminated by the Company for a reason other than cause. Under the terms of the agreement, “Good Reason” exists if the Company assigns Mr. Lilly a role that would result in a diminution of duties, or if the Company reduces his base salary or compensation opportunities, materially diminishes the responsibilities of his supervisor, materially diminishes the budget over which Mr. Lilly retains authority, or assigns Mr. Lilly to a workplace that exceeds a 50 mile radius beyond Hermitage, Pennsylvania.

Mr. Lilly’s employment agreement provides that upon a Change in Control, if the acquiring company terminates Mr. Lilly’s employment, Mr. Lilly may obtain employment with a competitive enterprise, which new employment would otherwise be restricted by the employment agreement. As noted above for Mr. Gurgovits, the difference in the “Change in Control — Constructive Termination” and “Change in Control — No Termination” columns is as a result of the vesting provisions under restricted stock awards. For purposes of Mr. Lilly’s and all employment agreements except Mr. Gurgovits, “Change in Control” means any merger or consolidation of the Company with another corporation, and as a result of such merger or consolidation, the shareholders of the Company as of the day preceding such transaction will own less than 51% of the outstanding voting securities of the surviving corporation, or in the event that there is (in a single transaction or series of related transactions) a sale or exchange of 80% or more of the Common Stock of the Company for securities of another entity in which shareholders of the Company will own less than 51% of such entity’s outstanding voting securities, or in the event of the sale by the Company of a substantial portion of its assets (including the capital stock the Company owns in its subsidiaries) to an unrelated third party. Additionally, the agreement provides for the Company to gross-up any payments as a result of any excise tax imposed by Sections 280G or 4999 of the Code.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN
CONTROL — GARY J. ROBERTS

					Good
					Reason or
			Change in	Change in	Involuntary
		Change in	Control —	Control —	Not for
Executive Benefits		Control —	Constructive	No	Cause
and Payments	Retirement	Termination	Termination	Termination	Termination	Death	Disability
Upon Termination	($)	($)	($)	($)	($)	($)	($)

Compensation:
Base Salary(1)	0	1,050,048	0	0	1,050,048	0	296,016
Executive Incentive Compensation(a)	132,882	175,008	175,008	175,008	132,882	132,882	132,882
Bonus(1)	0	380,538	0	0	380,538	0	0
Restricted Stock:
Unvested and Accelerated(b)	407,331	508,081	508,081	336,877	0	565,499	467,998
Benefits and Perquisites:
Accrued Vacation(c)	18,847	18,847	0	0	18,847	18,847	18,847
Post-Termination Health Care(2)	0	16,261	0	0	16,261	0	0
Progress Savings 401(k) Plan(d)(3)	83,146	83,146	0	0	83,146	83,146	83,146
Retirement Income Plan(e)(4)	227,232	227,232	0	0	227,232	210,501	209,001
ERISA Excess Plan(f)(4)	117,371	143,070	0	0	117,371	108,729	111,270
BRP(f)(4)	559,623	682,158	0	0	559,623	518,420	489,771
Lost Match Plan(5)	41,300	41,300	0	0	41,300	41,300	41,300
280G Tax Gross-Up	0	740,950	0	0	0	0	0
Total:	1,587,732	4,066,639	638,089	511,885	2,627,248	1,679,324	1,850,231

(1)	In the event that the Company terminates Mr. Roberts’ employment without cause, or if he terminates his employment for “Good Reason,” he is entitled to base salary continuation and a bonus payment for three years. In the event of a change in control resulting in his termination, he is entitled to three times his base salary plus a bonus amount payable immediately as a lump sum. The bonus amount is calculated by taking the average annual bonus percentage paid to Mr. Roberts as a percentage of his base salary paid or to be paid during the three years ending immediately prior to his termination of employment. In the event of disability, he is entitled to the amount set forth in the Company’s Officers’ Disability salary continuation program. In the case of termination for any other reason, Mr. Roberts is not entitled to any additional amounts.

(2)	In the event that the Company terminates Mr. Roberts’ employment without cause, he is entitled to continue to participate in the Company’s group health plan on the same terms and same cost as active employees for thirty-six months or until he first becomes eligible for coverage under any group health plan of another employer. In the case of termination for any other reason, Mr. Roberts is not entitled to any additional amounts.

(3)	Based on Mr. Roberts’ age and length of service, he is 100% vested in the Company’s matching contributions under the 401(k) Plan. Therefore, upon termination of employment for any reason, Mr. Roberts would be entitled to 100% of the Company’s matching contributions to his account.

(4)	Mr. Roberts is 100% vested in his benefit under this plan.

(5)	The amounts reflected represent the cash value of Mr. Roberts’ account balance under this plan as of December 31, 2007. Upon termination of employment for any reason, Mr. Roberts would be entitled to receive a lump sum distribution of his entire account balance under this plan on the first of the month following six months from his termination of employment. In the case of a change in control that does not result in termination or constructive termination, no benefit is immediately payable.

Mr. Roberts’ employment agreement does not provide for any additional benefits, other than accrued and unpaid obligations of FNBPA, under a termination of employment voluntarily by Mr. Roberts without “Good Reason” or by the Company for cause. Mr. Roberts’ agreement allows him to terminate the agreement for “Good Reason” and obtain the same termination benefits as if he was terminated by the Company for a reason other than cause. Under the terms of the agreement, “Good Reason” exists if the Company assigns Mr. Roberts a role which would result in a diminution of duties, or materially reduces his base salary, materially diminishes the responsibilities of his supervisor, requires him to report to an officer other than the CEO of the Company or the Board of Directors of FNBPA assigns Mr. Roberts to a workplace that exceeds a 50 mile radius beyond Hermitage, Pennsylvania. Additionally, the agreement provides for the Company to gross-up any payments as a result of any excise tax imposed by Sections 280G or 4999 of the Code.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN
CONTROL — VINCENT J. CALABRESE

			Change in	Change in
		Change in	Control —	Control —	Involuntary
Executive Benefits		Control —	Constructive	No	Not for Cause
and Payments	Retirement	Termination	Termination	Termination	Termination	Death	Disability
Upon Termination	($)	($)	($)	($)	($)	($)	($)

Compensation:
Base Salary(1)	0	400,032	0	0	400,032	0	146,016
Executive Incentive Compensation(a)(2)	0	55,197	55,197	55,197	0	46,189	46,189
Restricted Stock:
Unvested and Accelerated(b)(2)	0	59,757	44,590	44,590	0	59,757	36,812
Benefits and Perquisites:
Accrued Vacation(c)	385	385	0	0	385	385	385
Post-Termination Health Care(3)	0	16,591	0	0	16,591	0	0
Progress Savings 401(k) Plan(d)(4)	42	42	0	0	42	2,709	2,709
Total:	427	532,004	99,787	99,787	417,050	109,040	232,111

(1)	In the event that the Company terminates Mr. Calabrese’s employment without cause or following a change in control, he is entitled to base salary continuation for two years. In the event of disability, he is entitled to the amount set forth in the Company’s Officers’ Disability salary continuation program. In the case of termination for any other reason, Mr. Calabrese is not entitled to any additional amounts.

(2)	Based on Mr. Calabrese’s age and length of service, he is not eligible for retirement; therefore, in the case of retirement, no benefit is immediately payable. Mr. Calabrese has also received discretionary time based restricted stock awards which vest 20% each year over five years. These awards will become 100% vested in the event of death, disability, retirement or termination in conjunction with a change in control, but Mr. Calabrese will forfeit these shares if his employment is terminated for any other reason.

(3)	In the event that the Company terminates Mr. Calabrese’s employment without cause or following a change in control, he is entitled to an amount sufficient to pay COBRA premiums for medical insurance for eighteen months less the amount that Mr. Calabrese would have paid towards his medical insurance if he were still employed during that time. In the case of termination for any other reason, Mr. Calabrese is not entitled to any additional amounts.

(4)	Based on Mr. Calabrese’s age and length of service, he is 0% vested in the Company’s matching contributions under this 401(k) Plan. Since Mr. Calabrese does not meet the definition of early retirement in the plan (age 55 with 5 years of service) upon termination of employment for any reason other than death or disability, Mr. Calabrese would be entitled to 0% of the Company’s matching contributions to his account. In the case of death or disability, Mr. Calabrese would be entitled to 100% of the Company’s matching contributions to his account. In all cases, Mr. Calabrese is 100% vested in the cash dividends declared and paid on shares of the Company’s common stock held in the 401(k) Plan.

Mr. Calabrese’s employment agreement does not provide for any additional benefits, other than accrued and unpaid obligations of FNBPA, under a termination of employment voluntarily by Mr. Calabrese or by the Company for cause. Mr. Calabrese’s agreement provides for a reduction of certain amounts in the above tables after the first twelve months of payments if Mr. Calabrese obtains new employment. Mr. Calabrese’s employment agreement provides that upon a Change in Control, if the acquiring company terminates Mr. Calabrese’s employment,

Mr. Calabrese may obtain employment with a competitive enterprise, which new employment would otherwise be restricted by the employment agreement, provided Mr. Calabrese releases the acquiring company from any payment obligations under the terms of the employment agreement. “Change in Control” has the same definition as noted above for Mr. Lilly.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN
CONTROL — DAVID B. MOGLE

			Change in	Change in
		Change in	Control —	Control —	Involuntary
Executive Benefits		Control —	Constructive	No	Not for Cause
and Payments	Retirement	Termination	Termination	Termination	Termination	Death	Disability
Upon Termination	($)	($)	($)	($)	($)	($)	($)

Compensation:
Base Salary(1)	0	342,624	0	0	342,624	0	117,312
Executive Incentive Compensation(a)	43,006	51,394	51,394	51,394	0	43,006	43,006
Restricted Stock:
Unvested and Accelerated(b)	159,398	177,617	177,617	101,167	0	196,600	173,655
Benefits and Perquisites:
Accrued Vacation(c)	9,883	9,883	0	0	9,883	9,883	9,883
Post-Termination Health Care(2)	0	16,895	0	0	16,895	0	0
Progress Savings 401(k) Plan(d)(3)	141,356	141,356	0	0	141,356	141,356	141,356
Retirement Income Plan(e)(4)	470,186	470,186	0	0	470,186	435,443	410,797
BRP(f)(4)	131,689	160,673	0	0	131,689	121,958	114,382
Lost Match Plan(5)	3,687	3,687	0	0	3,687	3,687	3,687
Split Dollar Life Insurance(6)	16,640	16,640	0	0	16,640	193,075	16,640
Total:	975,845	1,390,955	229,011	152,561	1,132,960	1,145,008	1,030,718

(1)	In the event that the Company terminates Mr. Mogle’s employment without cause or following a change in control, he is entitled to base salary continuation for two years. In the event of disability, he is entitled to the amount set forth in the Company’s Officers’ Disability salary continuation program. In the case of termination for any other reason, Mr. Mogle is not entitled to any additional amounts.

(2)	In the event that the Company terminates Mr. Mogle’s employment without cause or following a change in control, he is entitled to an amount sufficient to pay COBRA premiums for medical insurance for eighteen months less the amount that Mr. Mogle would have paid towards his medical insurance if he were still employed during that time. In the case of termination for any other reason, Mr. Mogle is not entitled to any additional amounts.

(3)	Based on Mr. Mogle’s age and length of service, he is 100% vested in the Company’s matching contributions under the 401(k) Plan. Upon termination of employment for any reason, Mr. Mogle would be entitled to 100% of the Company’s matching contributions to his account.

(4)	Mr. Mogle is 100% vested in his benefit under this plan.

(5)	The amounts reflected represent the cash value of Mr. Mogle’s account balance under this plan as of December 31, 2007. Upon termination of employment for any reason, Mr. Mogle would be entitled to receive a lump sum distribution of his entire account balance under this plan on the first of the month following six months from his termination of employment. In the case of a change in control that does not result in termination or constructive termination no benefit is immediately payable.

(6)	The Company maintains a split dollar life insurance policy with Mr. Mogle through a third-party insurance company. Mr. Mogle is the owner of the policy; however, a collateral assignment exists which entitles FNBPA to an interest in the policy equal to the total amount of premiums it has paid to date on the policy. The return of premiums will occur upon the earlier of Mr. Mogle’s death or his surrender of the policy. The amounts reflected above represent the excess death benefit proceeds or cash surrender value in the policy, over the bank’s interest in the policy, which will go to his beneficiary in the case of death, or to him, in the case of earlier surrender of the policy after termination of employment.

Mr. Mogle’s employment agreement does not provide for any additional benefits, other than accrued and unpaid obligations of FNBPA, under a termination of employment voluntarily by Mr. Mogle or by the Company for cause. Mr. Mogle’s agreement provides for a reduction of certain amounts in the above tables after the first twelve months of payments if Mr. Mogle obtains new employment. Mr. Mogle’s employment agreement provides that upon a Change in Control, if the acquiring company terminates Mr. Mogle’s employment, Mr. Mogle may obtain employment with a competitive enterprise, which new employment would otherwise be restricted by the employment agreement, provided Mr. Mogle releases the acquiring company from any payment obligations under the terms of the employment agreement. “Change in Control” has the same definition as noted above for Mr. Lilly.

Endnotes to All Potential Payments Upon Termination or Change in Control Tables:

(a) The amounts reflected in the Executive Incentive Compensation row represent the payout earned under the annual incentive portion of the 2007 Plan. The Company makes the payout in a lump sum 45 days after the end of the year provided the participant is still employed by the Company on December 31. For purposes of this table, in the event of death, disability or retirement, the Compensation Committee may approve a pro-rated award. The amount in the table is based on the assumption that the Compensation Committee would approve the award. Since the table assumes termination of employment as of December 31, 2007, pro-ration is not necessary. In the case of a change in control, the participant is entitled to receive a pro-rated award based on the date of termination no less than his targeted award. Therefore, the amount shown in the case of termination upon change in control is based on the Named Executive Officer’s targeted award, not the amount the Named Executive Officer actually earned for 2007. In the event that any of the Named Executive Officers are terminated without cause, the Company does not owe the Named Executive Officer any additional amount. In the case of Mr. Gurgovits, this is also true if he terminates his employment agreement for “Good Reason.”

(b) The amounts reflected represent the taxable income realized by the Named Executive Officers under each potential termination scenario based on the terms of the 2001 and 2007 Plans. Under the 2001 Plan, all outstanding restricted stock awards will become 100% vested in the event of death, disability or retirement. All service-based restricted stock awards will become 100% vested upon a change in control regardless of whether the executive stays or leaves the company as a result of the change in control. In the event of termination or constructive termination upon a change in control, the performance-based shares issued under the 2001 Plan earned in performance periods prior to a change in control and all shares assigned to the performance period in which the change in control occurs will become 100% vested. A change in control under the awards issued under the 2001 Plan occurs when there is a merger or other consolidation which results in a 35% or greater change in the ownership of the common stock of the resulting company. Under the 2007 Plan, a change of control occurs when there is a merger or other consolidation which results in a 50% or greater change in the ownership of the common stock of the resulting company. The Named Executive Officer will forfeit shares subject to future performance periods. Additionally, in the event that there is a change in control with no termination or constructive termination of employment, there is no acceleration of vesting of performance-based shares due to the change in control. The Named Executive Officers will forfeit all unvested awards if the Company terminates him without cause or if he terminates his employment for any other reason.

Under the 2007 Plan, both service-based and performance-based outstanding restricted stock awards will become 100% vested in the event of the death of the participant or upon a change in control. In the event a Named Executive Officer becomes disabled or terminates employment due to normal retirement, all service-based restricted stock awards will become 100% vested, except that if the Named Executive Officer retires in the same calendar year as the Company granted the award, the number of shares that shall vest will be pro-rated for the period worked. If a Named Executive Officer terminates employment due to early retirement, all service-based awards of restricted stock will be pro-rated for the period worked. In the event a Named Executive Officer terminates employment due to retirement or disability and if the Company achieves the performance objectives, the performance-based shares will vest on the vesting date except, that in the case of early retirement and retirement in the calendar year that the Company granted the awards, the shares will vest on the vesting date in a pro-rated amount based on the period worked. The Named Executive Officer will forfeit all unvested awards if the Company terminates him without cause or if he terminates his employment for any other reason.

(c) Upon termination for any reason, the Named Executive Officers are entitled to an immediate lump sum payment of earned but unused vacation days. In the case of a “Change in Control — Constructive Termination” and “Change in Control — No Termination,” the Named Executive Officers would still be employed and would therefore be entitled to carry the earned but unused vacation days over for use in 2008.

(d) The amounts reflected represent the dollar amount of the Company’s matching contributions into the 401(k) Plan as of December 31, 2007. Distributions from the 401(k) Plan are in the form of a single lump sum payment and are made as soon as administratively possible after termination of employment. In the case of a change in control that does not result in termination, the Named Executive Officer would still be employed, thus no benefit is immediately payable.

(e) The present values reflected above for the RIP were determined using the following assumptions: benefit payments paid as a monthly annuity commencing at age 65, (except Messrs. Gurgovits, Roberts and Mogle, whose benefits would commence immediately due to their age and service), except in the case of disability where payments would commence at age 65 once long-term disability benefits cease; an interest rate of 6.20%; no pre-retirement mortality; and post-retirement mortality from the RP-2000 Projected to 2014 Mortality table (gender specific). The present values for “Retirement,” “Change in Control — Termination,” “Good Reason” or “Involuntary Not for Cause Termination,” and “Disability” were calculated based on a five year certain and continuous annuity option. The present value for “Death” was calculated based on a 100% joint and survivor annuity option and assumes that the Named Executive Officer and his spouse are the same age. In addition, the death benefit is assumed to commence immediately if the Named Executive Officer is over age 55 or otherwise, at age 55. In the case of a change in control that does not result in termination, no benefit is immediately payable. Note that we have shown the present value of the benefit available for consistency with the Pension Benefits table. However, the participant is only entitled to a lump sum distribution if the lump sum benefit under the RIP is less than $10,000.

(f) The present values reflected above for the ERISA Excess Plan and BRP were determined using the following assumptions: benefit payment paid as a monthly annuity commencing at age 65, (except Messrs. Gurgovits, Roberts and Mogle whose benefit would commence immediately due to their age and length of service), except in the case of disability where payments would commence at age 65 once long-term disability benefits cease, and in the case of termination following a change in control where the payment would be in the form of an immediate lump sum; an interest rate of 6.20% for annuity payments and 4.42% for the lump sum payment triggered due to “Change in Control — Termination;” no pre-retirement mortality; and post-retirement mortality from the RP-2000 Projected to 2014 Mortality table (gender specific) for annuity payments and the IRS mandated mortality for the lump sum payment due upon “Change in Control — Termination.” The present values for “Retirement,” “Involuntary Not for Cause Termination,” and “Disability” were calculated based on a 5 year certain and continuous annuity option. The present value for “Death” was calculated based on a 100% joint and survivor annuity option and assumes that the Named Executive Officer and his spouse are the same age. In addition, the death benefit is assumed to commence immediately if the Named Executive Officer is over age 55 or otherwise, at age 55. Additionally, for Mr. Gurgovits, the present values for “Good Reason” were also calculated based upon a 5 year certain and continuous annuity option. Note that we have shown the present value of the benefit available for consistency with the Pension Benefits table. The participant is not entitled to a lump sum payment unless there is a Change in Control.

2007 Director Compensation

The following table shows the compensation paid to our Company directors for services rendered in all capacities during 2007. Mr. Gurgovits is not included as his compensation as a director is disclosed in the Summary Compensation Table above.

					Change in
					Pension
					Value and
	Fees Earned				Nonqualified
	or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)(2)	($)(3)	($)	($)	($)	($)(4)	($)

William B. Campbell	73,800	17,170	0	0	0	14,200	105,170
Henry M. Ekker	44,625	17,170	0	0	0	6,600	68,395
Robert B. Goldstein	59,342	17,170	0	0	0	0	76,512
Dawne S. Hickton	44,625	17,170	0	0	0	0	61,795
David J. Malone	50,000	17,170	0	0	0	0	67,170
Peter Mortensen	57,542	17,170	0	0	0	25,347	100,059
Harry F. Radcliffe	72,885	17,170	0	0	0	0	90,055
Arthur J. Rooney, II	45,333	17,170	0	0	0	0	62,503
John W. Rose	71,133	17,170	0	0	0	7,043	95,346
William J. Strimbu	50,950	17,170	0	0	0	13,300	81,420
Earl K. Wahl, Jr.	44,625	17,170	0	0	0	0	61,795
Archie O. Wallace(1)	9,800	0	0	0	0	900	10,700

(1)	Mr. Wallace retired as a director of the Company and FNBPA in April, 2007.

(2)	Represents fees earned as a director of the Company. Fees earned as a director of FNBPA and F.N.B. Capital Corporation, LLC are included in the “All Other Compensation” column. The dollar amounts of the fees earned as a director of the Company were as follows:

	Annual Retainer	Aggregate Meeting	Chairman Fees	Committee Chair
Name	Fee($)	Fees($)	($)	Fees($)

William B. Campbell	40,833	30,050	0	2,917
Henry M. Ekker	30,625	14,000	0	0
Robert B. Goldstein	36,459	17,050	0	5,833
Dawne S. Hickton	30,625	14,000	0	0
David J. Malone	35,000	15,000	0	0
Peter Mortensen	29,167	15,250	7,292	5,833
Harry F. Radcliffe	35,000	31,760	0	6,125
Arthur J. Rooney, II	32,083	13,250	0	0
John W. Rose	37,916	30,300	0	2,917
William J. Strimbu	35,000	15,950	0	0
Earl K. Wahl, Jr.	30,625	14,000	0	0
Archie O. Wallace	0	9,800	0	0

(3)	Each director is awarded 1,000 shares of the Company common stock annually. The shares were issued on May 14, 2007, after the Company’s Annual Meeting, with a fair market value of $17.17 per share. The stock awarded is immediately vested and is unrestricted.

(4)	The All Other Compensation column consists of the following:

Director Compensation — Other Compensation

				Total All Other Compensation
	Affiliate Fees	Director Education	Perquisites	As Reported Above
Name	($)(1,2)	($)	($)(3)	($)

William B. Campbell	14,200	0	0	14,200
Henry M. Ekker	6,600	0	0	6,600
Robert B. Goldstein	0	0	0	0
Dawne S. Hickton	0	0	0	0
David J. Malone	0	0	0	0
Peter Mortensen	10,000	0	15,347	25,347
Harry F. Radcliffe	0	0	0	0
Arthur J. Rooney, II	0	0	0	0
John W. Rose	5,000	2,043	0	7,043
William J. Strimbu	13,300	0	0	13,300
Earl K. Wahl, Jr.	0	0	0	0
Archie O. Wallace	900	0	0	900

(1)	This column reflects fees earned as a director of FNBPA except for Mr. Rose who earned fees as a director of F.N.B. Capital Corporation, LLC.

(2)	Directors of FNBPA received an annual retainer of $6,000, $1,000 per meeting for attendance at Executive Committee meetings until July 1, 2007 and $300 for other Committee meetings, unless the Committee participation was only by telephone, in which case the directors received $125. Effective July 1, 2007, the Company eliminated the annual retainer for Directors of FNBPA and instituted a per board meeting attendance fee of $1,500, and decreased the fee for attending the Executive Committee meetings to $300 per meeting.

(3)	Perquisites include the cost of entertainment, executive physical and cell phone charges and were valued at the actual cost to the Company. During 2007, Messrs. Goldstein and Rose elected to participate in the Company’s medical plan. Since they contributed the insured equivalent cost of our self-insured cost of coverage, there is no incremental cost to the Company to be reported. Mr. Mortensen received the following perquisites as a result of a December 20, 2001, Severance Agreement: country club memberships, medical, dental and vision insurance and cell phone.

Executive Directors

The Company’s executive director, Mr. Gurgovits, receives compensation for his position as Chief Executive Officer. Such compensation has been disclosed above in the Summary Compensation Table. The only additional compensation he receives for his role as a director is 1,000 shares of stock, which is also reflected in the Summary Compensation Table.

Annual Board/Committee Retainer Fees

Each non-employee director was paid $2,200 and $1,000, respectively for each monthly Board of Directors meeting and Committee meeting attended from January through May, 2007. In April 2007, the Committee revamped its director compensation program such that the Company eliminated the payment of Committee fees and increased the annual Board meeting retainer and instituted a Committee meeting retainer. Those retainers are annualized and paid monthly. The annual Board retainer fee is $50,000 and the annual Committee meeting retainer fees are $2,500 for the Nominating and Governance and Risk Committees, $5,000 for the Audit and Compensation Committees and $7,500 for the Executive Committee. Each member of the Search Committee, a committee formed by the Board to assist it in identifying candidates for the CEO position, also received $1,000 for each full meeting attended and $200 per hour, not to exceed $1,000 for any one day, for activities performed other than attendance at meetings such as participation in conference calls and interviews. For information regarding the number of full Board and Committee meetings held during 2007, see the section titled “Our Board of Directors and Its Committees.” The Company reimbursed various directors for amounts the directors expended in traveling to the Company’s meetings. The Company determined these amounts were under Company guidelines and thus are not included in the Director’s Compensation table.

Committee Chair Fees

In addition to the annual and committee meeting fees discussed above, the F.N.B. Board Chairman and Chairman of the regular F.N.B. Board Committees receive an additional annual fee due to their increased responsibilities. As F.N.B. Board Chairman in 2007, Mr. Mortensen, received an annual stipend of $12,500 for his service as Chairman of the Board and an additional $10,000 for service as Chairman of the Executive Committee. Messrs. Campbell, Goldstein, Radcliffe and Rose received an annual stipend as Chairmen of the following regular F.N.B. Board Committees: Compensation $10,000; Nominating and Corporate Governance $5,000; Audit $10,500 and Risk $5,000. Mr. Rose was also paid $5,000 for his role as Chairman of F.N.B. Capital Corporation. Mr. Campbell received an annual stipend of $10,000 as the Lead Director and as Chairman of the CEO Search Committee.

Annual Grant of Stock Awards

We awarded each director 1,000 shares of stock under the Corporation’s 2007 Plan. The stock awarded is immediately vested and is unrestricted. The following table is a detailed accounting of stock options outstanding as of December 31, 2007. Note that the amount reflected for Mr. Mortensen includes 162,985 options awarded under the Company’s stock option plans while he was employed by the Company. The amount reflected for Mr. Radcliffe includes 962 options awarded for his service as a director under a stock option plan of a predecessor entity acquired by the Company.

Options
Outstanding
Name	(#)

Peter Mortensen	166,775
Harry F. Radcliffe	2,937
William J. Strimbu	2,138
Archie O. Wallace	8,747

Proposal 2.	Proposal to Ratify the Appointment of Independent Registered Public Accounting Firm of Ernst & Young LLP

The Audit Committee has selected Ernst & Young LLP as the independent registered public accounting firm to audit the books of the Corporation and its subsidiaries for the year ending December 31, 2008, to report on the internal controls and the consolidated statement of financial position and related statement of income of the Corporation and its subsidiaries, and to perform such other appropriate accounting services as may be required by the Board. Ernst & Young LLP has advised the Corporation that they are independent accountants with respect to the Corporation, within the meaning of standards established by the American Institute of Certified Public Accountants, the Public Company Accounting Oversight Board, the Independence Standards Board and federal securities laws administered by the SEC. In the event the appointment is not ratified by a majority of the votes cast, in person or by proxy, it is anticipated that no change in auditors would be made for the current year because of the difficulty and expense of making any change so long after the beginning of the current year, but that vote would be considered with the auditors’ appointment for 2009.

Ernst & Young LLP were our auditors for the year ended December 31, 2007, and a representative of the firm is expected to attend our Annual Meeting, respond to appropriate questions and, if the representative desires, which is not anticipated, make a statement.

The discussion under the caption, “Audit and Non-Audit Fees,” describes the aggregate fees for professional services provided by Ernst & Young LLP to F.N.B. for the calendar years 2006 and 2007.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS F.N.B.’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008 (ITEM 2 ON THE PROXY CARD).

REPORT OF AUDIT COMMITTEE

To Our Shareholders:

The Audit Committee (“Committee”) oversees the Corporation’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee has also reviewed and discussed the audited consolidated financial statements as of and for the year ended December 31, 2007 with Ernst & Young LLP, the Corporation’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 38), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including the judgments of Ernst & Young LLP as to the quality, not just the acceptability, of the Corporation’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards.

The Committee has discussed with Ernst & Young LLP its independence from management and the Corporation, including the matters in the required written disclosures required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T. The Committee has considered whether the provision of non-audit services by Ernst & Young LLP is compatible with maintaining its independence.

The Committee discussed with the Corporation’s internal auditors and Ernst & Young LLP the overall scope and plans for their respective audits. The Committee meets with the internal auditors and Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.

Respectfully submitted,

Harry F. Radcliffe, Chairman
Robert B. Goldstein
David J. Malone
William J. Strimbu

AUDIT AND NON-AUDIT FEES

Ernst & Young LLP served as the Corporation’s independent registered public accounting firm for the fiscal years ended December 31, 2007 and 2006. The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2008. The Company has been advised by such firm that none of its members or any of its associates has any direct financial interest or material indirect financial interest in the Corporation or its subsidiaries.

Fees paid to Ernst & Young LLP for professional services during 2007 and 2006 were as follows:

	Audit	Audit-Related	Tax	All Other

2007	$644,927	$0	$186,536	$5,950
2006	$686,494	$0	$235,462	$6,000

Audit Fees relate to the audit of the Corporation’s annual financial statements and internal control over financial reporting, review of the financial statements included in the Corporation’s Reports on Form 10-Q, services provided in connection with regulatory filings including registration statements filed with the SEC, and accounting consultations related to the audit.

Audit-Related Fees relate to employee benefit plan and student lending audits, and merger and acquisition consultation services.

Tax Fees relate to tax compliance, tax planning and tax advice services.

All Other Fees relate to subscriptions for the web-based accounting and auditing research library of Ernst & Young LLP

AUDIT AND NON-AUDIT SERVICES PRE-APPROVAL POLICY

The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such services does not impair the auditor’s independence. The Audit Committee annually reviews and pre-approves the services that may be provided by the independent registered public accounting firm. The Audit Committee will revise the list of pre-approved services from time to time, based on subsequent determinations. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management, but may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated is required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting. Pre-approval fee levels for all services to be provided by the independent registered public accounting firm will be established annually by the Audit Committee. Any proposed services exceeding these levels require specific pre-approval.

The annual audit services engagement terms and fees are subject to the pre-approval of the Audit Committee. In addition, the Audit Committee may grant pre-approval for other audit services, including statutory audits or financial audits for subsidiaries or affiliates of the Company and services associated with SEC registration statements, periodic reports and other documents filed with the SEC.

Audit-related services and tax services must also be pre-approved by the Audit Committee. Audit-related services include, among others, due diligence services pertaining to potential business acquisitions/dispositions; accounting consultations related to accounting, financial reporting or disclosure matters not classified as “Audit” services; assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities; financial audits of employee benefit plans; agreed upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters and assistance with internal control reporting requirements. Tax services to the Company include tax compliance, tax planning and tax advice services.

The Audit Committee may grant pre-approval to those permissible non-audit services classified as “All Other” services that it believes are routine and recurring services, and that such pre-approval would not impair the independence of the independent registered public accounting firms.

RELATED PERSON TRANSACTIONS

We have adopted a written policy formalizing the manner in which we deal with a proposed transaction involving the Corporation and any of our directors, any director nominees, any executive officers, any 5% shareholder or any immediate family member of the foregoing (“related persons”) because we recognize that related person transactions present a heightened risk of a conflict of interest and can create the appearance of a conflict of interest. A copy of this “Policy with Respect to Related Person Transactions” is posted on our website at www.fnbcorporation.com under the “Corporate Governance” tab. Under our policy, all proposed related person transactions must receive the prior approval of the Nominating and Corporate Governance Committee of our Board of Directors before we can take part in the transaction and if such transaction continues for more than one year this committee must annually approve the transaction.

In 2007, some of our directors and executive officers and their associates were customers of, and had transactions with, one or more of the Company’s subsidiaries in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with unaffiliated persons. (See discussion under title, “Director Independence Determinations” in this proxy statement). We expect similar transactions to take place in the future. In 2007, each of the Company directors and Named Executive Officers had loans or loan commitments with the Company’s subsidiary bank, FNBPA, which were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not affiliated with the Company, and these loans did not involve more than the normal risk of collectability, nor did they present other unfavorable features. We determined that these loans and loan commitments were determined to be performing in accordance with their contractual terms. In addition, the Company’s affiliate, First National Trust Company, acts as fiduciary under various employee benefit plans of and acts as investment manager to certain customers whose officers and/or directors may also be directors of the Company. These fiduciary arrangements are entered into in the ordinary course on terms substantially similar to those entered into with customers who do not have any affiliation with the Company.

There are no family relationships as defined in the SEC and the NYSE rules between any of our executive officers or directors and any other executive officer or director of the Company. However, Director Rose’s step-son and his nephew are employees of F.N.B. affiliates (see discussion under the title, “Director Independence Determinations”) and receive compensation in accordance with F.N.B.’s policies and practices. Director Radcliffe’s nephew is employed with FNBPA and his compensation is in accordance with F.N.B.’s policies and practices. Also, the President of our merchant banking subsidiary, F.N.B. Capital Corporation, LLC, is the son of the Company’s Chairman and Chief Executive Officer (see discussion below). These employees participate in compensation and incentive plans or arrangements on the same basis as other similarly situated employees and received referral fees and relocation expenses in accordance with our standard policies. Additionally, in accordance with the terms of a Board approved Termination of Continuation of Employment Agreement (“Severance Agreement”) dated December 20, 2001, Mr. Mortensen received certain deferred benefits until he reached the age of 72 in 2007, and this Severance Agreement does not obligate him to provide continued services to the Company or its affiliates (see “Director Compensation and Director Compensation — Other Compensation” tables for discussion of benefits Mr. Mortensen received under the Severance Agreement in 2007).

Stephen J. Gurgovits, Jr., President of F.N.B. Capital Corporation, LLC, a subsidiary of F.N.B. engaged in merchant banking activities, is the son of Stephen J. Gurgovits, Sr., our Chairman and Chief Executive Officer. In 2007, Mr. Gurgovits, Jr. received a base salary of $130,080; and perquisites of $3,807. During 2007, we also recorded expenses in the amount of $5,828 for Mr. Gurgovits, Jr.’s restricted stock awards, granted in prior years under the 2001 Plan, determined pursuant to Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, assuming that he will perform the requisite service and that the performance conditions will be achieved. Mr. Gurgovits, Jr.’s compensation is paid in accordance with applicable policies and practices of the Company.

Lastly, Ms. Sandra Gurgovits, who is the wife of F.N.B. Chairman and Chief Executive Officer, Stephen J. Gurgovits, Sr., is a licensed realtor with Northwood Realty Services office (which is not affiliated with the Company), located in Hermitage, Pennsylvania. From time to time she may be engaged by employees of the Company or its affiliates who are provided relocation allowances under the Company’s relocation policy in connection with their move to or from the Company’s headquarters. As compensation for her services as a real estate agent, Ms. Gurgovits receives commission payments from such employees in the ordinary course of business in accordance with Northwood Realty Services’ standard commission schedules.

COMMUNICATIONS WITH THE F.N.B. BOARD

Shareholders or other interested parties may send communications to our Board of Directors, Board Chairman, Committee Chairmen, Lead Director and/or any individual director by addressing such communications to the Board of Directors, or to any individual director, c/o Corporate Secretary, F.N.B. Corporation, One F.N.B. Boulevard, Hermitage, Pennsylvania 16148. The Corporate Secretary, or his designee, will promptly forward all such communications submitted and addressed in this manner to the members of the Board of Directors or any designated individual director or directors, as the case may be. All shareholder communications with the Board or individual directors will be delivered without being screened by the Corporate Secretary or any other Company employee.

SHAREHOLDER PROPOSALS

Any shareholder who, in accordance with and subject to the provisions of Rule 14a-8 of the SEC proxy rules, wishes to submit a proposal for inclusion in our proxy statement for our 2009 Annual Meeting of Shareholders must deliver such proposal in writing to our Corporate Secretary at F.N.B. Corporation, One F.N.B. Boulevard, Hermitage, Pennsylvania 16148 no later than December 2, 2008.

Pursuant to Article I Section 9 of our Bylaws, if a shareholder wishes to present at our 2009 Annual Meeting of Shareholders (i) a proposal relating to nominations for and election of directors or (ii) a proposal relating to a matter other than nominations for and election of directors, otherwise than pursuant to Rule 14a-8 of the proxy rules of the SEC, the shareholder must comply with the provisions relating to shareholder proposals set forth in our Bylaws, which are summarized below. Written notice of any such proposal containing the information required under our Bylaws, as described herein, must be delivered in person, by first class United States mail postage prepaid or by reputable overnight delivery service to the attention of our Corporate Secretary, at our principal executive offices at F.N.B. Corporation, One F.N.B. Boulevard, Hermitage, Pennsylvania 16148 during the period commencing on December 2, 2008, and ending on January 1, 2009.

A written nomination for a director must set forth:

(1)	the name and address of the shareholder who intends to make the nomination (the “Nominating Shareholder”);

(2)	the name, age, business address and, if known, residence address of each person so proposed;

(3)	the principal occupation or employment of each person so proposed for the past five years;

(4)	the qualifications of the person so proposed;

(5)	the number of shares of our capital stock beneficially owned within the meaning of SEC Rule 13d-3 by each person so proposed and the earliest date of acquisition of any such capital stock;

(6)	a description of any arrangement or understanding between each person so proposed and the Nominating Shareholder with respect to such person’s nomination and election as a director and actions to be proposed or taken by such person as a director;

(7)	the written consent of each person so proposed to serve as a director if nominated and elected as a director; and

(8)	such other information regarding each such person as would be required under the proxy rules of the SEC if proxies were to be solicited for the election as a director of each person so proposed.

With respect to nominations by shareholders, only candidates nominated by shareholders for election as a member of our Board of Directors in accordance with our bylaw provisions as summarized herein will be eligible to be nominated for election as a member of our Board of Directors at our 2009 Annual Meeting of Shareholders, and any candidate not nominated in accordance with such provisions will not be considered or acted upon for election as a director at our 2009 Annual Meeting of Shareholders.

A written proposal relating to a matter other than a nomination for election as a director must set forth information regarding the matter equivalent to the information that would be required under the proxy rules of the SEC if proxies were solicited for shareholder consideration of the matter at a meeting of shareholders. Only shareholder proposals submitted in accordance with the Company bylaw provisions summarized above will be eligible for presentation at our 2009 Annual Meeting of Shareholders, and any other matter not submitted to our Board of Directors in accordance with such provisions will not be considered or acted upon at our 2009 Annual Meeting of Shareholders.

OTHER MATTERS

Our Board of Directors does not know of any matters to be presented for consideration at our Annual Meeting other than the matters described in the Notice of Annual Meeting. However, if any matters are properly presented, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of our Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the individuals designated as proxies.

“Householding” of Proxy Materials.  The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to F.N.B. Corporation, One F.N.B. Boulevard, Hermitage, Pennsylvania 16148, c/o Investor Relations or by calling our Transfer Agent representative at 1-800-368-5948.

Electronic Delivery of Proxy Materials

You can also access the Company’s proxy statement, Form 10-K for the fiscal year ended December 31, 2007 and our Annual Report to shareholders, via the Internet at:

http://www.fnbcorporation.com/corpdata/annualreports2007/proxystatement2008.html

For our 2009 Annual Meeting of Shareholders, you can help us save significant printing and mailing expenses by consenting to access the proxy statement, proxy card and Annual Report electronically over the Internet. If you hold your shares in your own name (instead of “street name” through a bank, broker or other nominee), you can choose this option by appropriately marking the box on your proxy card denoting your consent to electronic access or, if voting by telephone, following the prompts for consenting to electronic access, or following the instructions at the Internet voting website at www.proxyvotenow.com/fnb, which has been established for you to vote your shares for the meeting. If you choose to receive your proxy materials and Annual Report electronically, then prior to next year’s Annual Meeting you will receive notification when the proxy materials and Annual Report are available for on-line review over the Internet, as well as the instructions for voting electronically over the Internet. Your choice for electronic distribution will remain in effect until you revoke it by sending a written request to: Investor Relations, F.N.B. Corporation, One F.N.B. Boulevard, Hermitage, Pennsylvania 16148. If you hold your shares in “street name” through a bank, broker or other nominee, you should follow the instructions provided by that entity if you wish to access our proxy materials electronically over the internet.

Miscellaneous

The information referred to under the captions “Compensation Committee Report” and “Audit Committee Report” (i) shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or the liabilities of Section 18 of the 1934 Act, and (ii) except to the extent that F.N.B. specifically incorporates it by reference into such filing, shall not be deemed to be incorporated by reference in any such filing.

BY ORDER OF THE BOARD OF DIRECTORS,

David B. Mogle, Corporate Secretary

March 31, 2008

REVOCABLE PROXYF.N.B. Corporation2008 ANNUAL MEETING OF SHAREHOLDERSMAY 14, 2008THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe undersigned hereby appoints First National Trust Company as attorney-in-fact and proxy of the undersigned, with full power of substitution, to vote all shares of common stock of F.N.B. Corporation held of record by the undersigned on March5, 2008 at the Annual Meeting of Shareholders to be held on May 14, 2008 or any adjournment, postponement or continuation thereof.F.N.B. CORPORATION PROGRESS SAVINGS PLANPLEASE COMPLETE, SIGN, DATE, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTEBY TELEPHONE OR VIA THE INTERNET.(Continued, and to be marked, signed and dated, on the other side)çFOLD AND DETACH HERE çIMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 14, 2008THE F.N.B. CORPORATION PROXY STATEMENT AND 2007 ANNUAL REPORTTO SHAREHOLDERS ARE AVAILABLE AT:http://www.fnbcorporation.com/corpdata/annualreports/2007/proxystatement2008.htmlYou can vote by proxy in one of three ways:1.Mark, sign and date your proxy card and return it promptly in the enclosed envelope.or 2.Call toll free 1-866-776-5642 on a Touch-Tone Phone and follow the instructions on the reverse side . There is NO CHARGE to you for this call.or3.Via the Internet at https://www.proxyvotenow.com/fnb and follow the instructions.YOUR VOTE IS IMPORTANT!PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

Revocable ProxyAnnual Meeting of ShareholdersF.N.B. CorporationPlease mark asindicated in this XMAY 14, 2008F.N.B. Corporation Progress Savings PlanexampleFor Withhold For All1.The election as directors of all nominees listed (except asFor Against Abstain AllAll Except marked to the contrary below): 2. Ratification of Ernst & Young LLP as F.N.B. Corporation’s Class I term expiring in 2011;independent registered public accounting firm for 2008.(01) Henry M. Ekker, (02) Dawne S. Hickton, (03) D. Stephen Martz, (04) Peter Mortensen,(05) Earl K. Wahl, Jr.In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting. Class II term expiring in 2009;(06) Philip E. Gingerich, (07) Robert V. New, Jr.The Board of Directors recommends a vote FOR all the nominees listed in Proposal No. 1 Class III term expiring in 2010;and FOR Proposal No. 2.(08) Stanton R. SheetzThe undersigned hereby acknowledges receipt of F.N.B. Corporation’s notice of F.N.B.INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except”Corporation’s annual meeting and the proxy statement relating thereto. and write that nominee(s’) name(s) or number(s) in the space provided below.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTEDIf you marked “For All Except,” your shares will be voted for the election of each nominee whoseFOR ALL THE NOMINEES LISTED IN PROPOSAL NO. 1 AND FOR PROPOSAL NO. 2. name is not written in the space above.Mark here if you plan to attend the meetingMark here to sign up for future electronic delivery of Annual Reports and Proxy StatementsMark here for address change and note change___Please be sure to sign and dateDatePlease sign exactly as your name appears hereon. When shares are held by joint this proxy card in the box below.tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.Shareholder sign aboveCo-holder (if any) sign abovex x x IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW x x xTO VOTE BY MAIL DETACH ABOVE CARD,çMARK, SIGN, DATE AND MAIL IN POSTAGE-PAID ENVELOPEçPROXY VOTING INSTRUCTIONSShareholders of record have three ways to vote by proxy:1.Mail; or2.Telephone (using a Touch-Tone Phone); or3.Internet.A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3:00 a.m., May 9, 2008. Do not return this proxy if you vote by telephone or Internet.Vote by Internet Vote by TelephoneAnytime prior to Call Toll-Free on a Touch-Tone Phone anytime prior to 3:00 a.m., May 9, 2008 go to 3:00 a.m., May 9, 2008https://www.proxyvotenow.com/fnb1-866-776-5642Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.ACCESS ONLINE PROXY MATERIALS AT:http://www.fnbcorporation.com/corpdata/annualreports/2007/proxystatement2008.htmlYour vote is important!

REVOCABLE PROXYF.N.B. Corporation2008 ANNUAL MEETING OF SHAREHOLDERSMAY 14, 2008THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe undersigned hereby appoints Principal Trust Company as attorney-in-fact and proxy of the undersigned, with full power of substitution, to vote all shares of common stock of F.N.B. Corporation held of record by the undersigned on March5, 2008 at the Annual Meeting of Shareholders to be held on May 14, 2008 or any adjournment, postponement or continuation thereof.ROGER BOUCHARD PROFIT SHARING PLANPLEASE COMPLETE, SIGN, DATE, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTEBY TELEPHONE OR VIA THE INTERNET.(Continued, and to be marked, signed and dated, on the other side)çFOLD AND DETACH HERE çIMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 14, 2008THE F.N.B. CORPORATION PROXY STATEMENT AND 2007 ANNUAL REPORTTO SHAREHOLDERS ARE AVAILABLE AT:http://www.fnbcorporation.com/corpdata/annualreports/2007/proxystatement2008.htmlYou can vote by proxy in one of three ways:1.Mark, sign and date your proxy card and return it promptly in the enclosed envelope.or 2.Call toll free 1-866-776-5642 on a Touch-Tone Phone and follow the instructions on the reverse side . There is NO CHARGE to you for this call.or3.Via the Internet at https://www.proxyvotenow.com/fnb and follow the instructions.YOUR VOTE IS IMPORTANT!PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

Revocable ProxyAnnual Meeting of ShareholdersF.N.B. CorporationPlease mark asindicated in this XMAY 14, 2008Roger Bouchard Profit Sharing PlanexampleFor Withhold For All1.The election as directors of all nominees listed (except asFor Against Abstain AllAll Except marked to the contrary below): 2. Ratification of Ernst & Young LLP as F.N.B. Corporation’s Class I term expiring in 2011;independent registered public accounting firm for 2008.(01) Henry M. Ekker, (02) Dawne S. Hickton, (03) D. Stephen Martz, (04) Peter Mortensen,(05) Earl K. Wahl, Jr.In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting. Class II term expiring in 2009;(06) Philip E. Gingerich, (07) Robert V. New, Jr.The Board of Directors recommends a vote FOR all the nominees listed in Proposal No. 1 Class III term expiring in 2010;and FOR Proposal No. 2.(08) Stanton R. SheetzThe undersigned hereby acknowledges receipt of F.N.B. Corporation’s notice of F.N.B.INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except“Corporation’s annual meeting and the proxy statement relating thereto. and write that nominee(s’) name(s) or number(s) in the space provided below.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTEDIf you marked “For All Except,” your shares will be voted for the election of each nominee whoseFOR ALL THE NOMINEES LISTED IN PROPOSAL NO. 1 AND FOR PROPOSAL NO. 2. name is not written in the space above.Mark here if you plan to attend the meetingMark here to sign up for future electronic delivery of Annual Reports and Proxy StatementsMark here for address change and note change___Please be sure to sign and dateDatePlease sign exactly as your name appears hereon. When shares are held by joint this proxy card in the box below.tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.Shareholder sign aboveCo-holder (if any) sign abovex x x IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW x x xTO VOTE BY MAIL DETACH ABOVE CARD,çMARK, SIGN, DATE AND MAIL IN POSTAGE-PAID ENVELOPEçPROXY VOTING INSTRUCTIONSShareholders of record have three ways to vote by proxy:1.Mail; or2.Telephone (using a Touch-Tone Phone); or3.Internet.A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3:00 a.m., May 9, 2008. Do not return this proxy if you vote by telephone or Internet.Vote by Internet Vote by TelephoneAnytime prior to Call Toll-Free on a Touch-Tone Phone anytime prior to 3:00 a.m., May 9, 2008 go to 3:00 a.m., May 9, 2008https://www.proxyvotenow.com/fnb1-866-776-5642Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.ACCESS ONLINE PROXY MATERIALS AT:http://www.fnbcorporation.com/corpdata/annualreports/2007/proxystatement2008.htmlYour vote is important!

REVOCABLE PROXYF.N.B. Corporation2008 ANNUAL MEETING OF SHAREHOLDERSMAY 14, 2008THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe undersigned hereby appoints Scott D. Free, Louise Lowrey and James G. Orie, each with full power to act without the others, as Proxies of the undersigned, each with the full power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote all the shares of Common Stock of F.N.B. Corporation held of record by the undersigned on March 5, 2008 at the Annual Meeting of Shareholders to be held on May 14, 2008 or any adjournment, postponement or continuation thereof.PLEASE COMPLETE, SIGN, DATE, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTEBY TELEPHONE OR VIA THE INTERNET.(Continued, and to be marked, signed and dated, on the other side)çFOLD AND DETACH HERE çIMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 14, 2008THE F.N.B. CORPORATION PROXY STATEMENT AND 2007 ANNUAL REPORTTO SHAREHOLDERS ARE AVAILABLE AT:http://www.fnbcorporation.com/corpdata/annualreports/2007/proxystatement2008.htmlYou can vote by proxy in one of three ways:1.Mark, sign and date your proxy card and return it promptly in the enclosed envelope.or 2.Call toll free 1-866-776-5642 on a Touch-Tone Phone and follow the instructions on the reverse side . There is NO CHARGE to you for this call.or3.Via the Internet at https://www.proxyvotenow.com/fnb and follow the instructions.YOUR VOTE IS IMPORTANT!PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

Revocable ProxyAnnual Meeting of ShareholdersF.N.B. CorporationPlease mark asindicated in this XMAY 14, 2008exampleFor Withhold For All1.The election as directors of all nominees listed (except asFor Against Abstain AllAll Except marked to the contrary below): 2. Ratification of Ernst & Young LLP as F.N.B. Corporation’s Class I term expiring in 2011;independent registered public accounting firm for 2008.(01) Henry M. Ekker, (02) Dawne S. Hickton, (03) D. Stephen Martz, (04) Peter Mortensen,(05) Earl K. Wahl, Jr.In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting. Class II term expiring in 2009;(06) Philip E. Gingerich, (07) Robert V. New, Jr.The Board of Directors recommends a vote FOR all the nominees listed in Proposal No. 1 Class III term expiring in 2010;and FOR Proposal No. 2.(08) Stanton R. SheetzThe undersigned hereby acknowledges receipt of F.N.B. Corporation’s notice of F.N.B.INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except“Corporation’s annual meeting and the proxy statement relating thereto. and write that nominee(s’) name(s) or number(s) in the space provided below.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTEDIf you marked “For All Except,” your shares will be voted for the election of each nominee whoseFOR ALL THE NOMINEES LISTED IN PROPOSAL NO. 1 AND FOR PROPOSAL NO. 2. name is not written in the space above.Mark here if you plan to attend the meetingMark here to sign up for future electronic delivery of Annual Reports and Proxy StatementsMark here for address change and note change___Please be sure to sign and dateDatePlease sign exactly as your name appears hereon. When shares are held by joint this proxy card in the box below.tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.Shareholder sign aboveCo-holder (if any) sign abovex x x IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW x x xTO VOTE BY MAIL DETACH ABOVE CARD,çMARK, SIGN, DATE AND MAIL IN POSTAGE-PAID ENVELOPEçPROXY VOTING INSTRUCTIONSShareholders of record have three ways to vote by proxy:1.Mail; or2.Telephone (using a Touch-Tone Phone); or3.Internet.A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., May 14, 2008. Do not return this proxy if you vote by telephone or Internet.Vote by Internet Vote by TelephoneAnytime prior to Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., May 14, 2008 go to 3 a.m., May 14, 2008https://www.proxyvotenow.com/fnb1-866-776-5642Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.ACCESS ONLINE PROXY MATERIALS AT:http://www.fnbcorporation.com/corpdata/annualreports/2007/proxystatement2008.htmlYour vote is important!